                                                                    EXHIBIT 10.1

                                 LOAN AGREEMENT

                            Dated as of July 6, 2005

                                     between

                               731 RETAIL ONE LLC,

                                  as Borrower,

                                       and

                             ARCHON FINANCIAL, L.P.,

                                    as Lender

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                                TABLE OF CONTENTS

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                                                 ARTICLE I

                                               GENERAL TERMS

1.1      The Loan................................................................................   26
1.2      Interest and Principal..................................................................   27
1.3      Method and Place of Payment.............................................................   28
1.4      Taxes...................................................................................   29
1.5      Release.................................................................................   32

                                                ARTICLE II

                                         DEFEASANCE AND ASSUMPTION

2.1      Defeasance..............................................................................   32
2.2      Assumption..............................................................................   35

                                                ARTICLE III

                                                 ACCOUNTS

3.1      Cash Management Account.................................................................   36
3.2      Distributions from Cash Management Account..............................................   37
3.3      Loss Proceeds Account...................................................................   38
3.4      Tax and Insurance Escrow Account........................................................   38
3.5      TI/LC Reserve Account...................................................................   40
3.6      Capital Expenditure Reserve Account.....................................................   41
3.7      Intentionally Omitted...................................................................   42
3.8      Unfunded Obligations Account............................................................   42
3.9      Intentionally Omitted...................................................................   44
3.10     Account Collateral......................................................................   44
3.11     Permitted Investments...................................................................   44
3.12     Bankruptcy..............................................................................   45

                                                ARTICLE IV
                                              REPRESENTATIONS

4.1      Organization............................................................................   45
4.2      Authorization...........................................................................   46
4.3      No Conflicts............................................................................   46
4.4      Consents................................................................................   46
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                                       -i-
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4.5      Enforceable Obligations.................................................................   46
4.6      No Default..............................................................................   46
4.7      Payment of Taxes........................................................................   46
4.8      Compliance with Law.....................................................................   46
4.9      ERISA...................................................................................   47
4.10     Government Regulation...................................................................   47
4.11     No Bankruptcy Filing....................................................................   47
4.12     Other Debt..............................................................................   47
4.13     Litigation..............................................................................   47
4.14     Leases; Material Agreements.............................................................   48
4.15     Full and Accurate Disclosure............................................................   48
4.16     Financial Condition.....................................................................   48
4.17     Single-Purpose Requirements.............................................................   49
4.18     Location of Chief Executive Offices.....................................................   49
4.19     Not Foreign Person......................................................................   49
4.20     Labor Matters...........................................................................   49
4.21     Title...................................................................................   49
4.22     No Encroachments........................................................................   49
4.23     Physical Condition......................................................................   49
4.24     Fraudulent Conveyance...................................................................   50
4.25     Management..............................................................................   50
4.26     Condemnation............................................................................   50
4.27     Utilities and Public Access.............................................................   50
4.28     Environmental Matters...................................................................   51
4.29     Assessments.............................................................................   51
4.30     No Joint Assessment.....................................................................   52
4.31     Separate Lots...........................................................................   52
4.32     Permits; Certificate of Occupancy.......................................................   52
4.33     Flood Zone..............................................................................   52
4.34     Security Deposits.......................................................................   52
4.35     Intentionally Omitted...................................................................   52
4.36     Insurance...............................................................................   52
4.37     Condominium.............................................................................   52
4.38     No Dealings.............................................................................   54
4.39     Estoppel Certificates...................................................................   54
4.40     Survival................................................................................   54

                                                 ARTICLE V
                                           AFFIRMATIVE COVENANTS

5.1      Existence...............................................................................   54
5.2      Maintenance of Property.................................................................   54
5.3      Compliance with Legal Requirements......................................................   54
5.4      Impositions and Other Claims............................................................   55
5.5      Access to Property......................................................................   56
5.6      Cooperate in Legal Proceedings..........................................................   56
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                                      -ii-
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5.7      Leases..................................................................................   56
5.8      Plan Assets, etc........................................................................   58
5.9      Further Assurances......................................................................   58
5.10     Management of Collateral................................................................   58
5.11     Notice of Material Event................................................................   59
5.12     Annual Financial Statements.............................................................   59
5.13     Quarterly Financial Statements..........................................................   59
5.14     Monthly Financial Statements............................................................   60
5.15     Insurance...............................................................................   60
5.16     Casualty and Condemnation...............................................................   64
5.17     Annual Budget...........................................................................   66
5.18     General Indemnity.......................................................................   67
5.19     Condominium and Anchor Tenant Covenants.................................................   67
5.20     Certificate of Occupancy................................................................   68

                                                ARTICLE VI
                                            NEGATIVE COVENANTS

6.1      Liens on the Property...................................................................   68
6.2      Ownership...............................................................................   69
6.3      Transfer................................................................................   69
6.4      Debt....................................................................................   69
6.5      Dissolution; Merger or Consolidation....................................................   69
6.6      Change in Business......................................................................   69
6.7      Debt Cancellation.......................................................................   70
6.8      Affiliate Transactions..................................................................   70
6.9      Misapplication of Funds.................................................................   70
6.10     Place of Business.......................................................................   70
6.11     Modifications and Waivers...............................................................   70
6.12     ERISA...................................................................................   70
6.13     Alterations and Expansions..............................................................   71
6.14     Advances and Investments................................................................   71
6.15     Single-Purpose Entity...................................................................   71
6.16     Zoning and Uses.........................................................................   71
6.17     Waste...................................................................................   72

                                                ARTICLE VII
                                                 DEFAULTS

7.1      Event of Default........................................................................   73
7.2      Remedies................................................................................   75
7.3      No Waiver...............................................................................   76
7.4      Application of Payments after an Event of Default.......................................   76
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                                      -iii-
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                                               ARTICLE VIII
                                           CONDITIONS PRECEDENT

8.1      Conditions Precedent to Closing.........................................................   77

                                                ARTICLE IX
                                               MISCELLANEOUS

9.1      Successors..............................................................................   79
9.2      GOVERNING LAW...........................................................................   80
9.3      Modification, Waiver in Writing.........................................................   80
9.4      Notices.................................................................................   80
9.5      TRIAL BY JURY...........................................................................   82
9.6      Headings................................................................................   82
9.7      Assignment and Participation............................................................   82
9.8      Severability............................................................................   83
9.9      Preferences.............................................................................   83
9.10     Remedies of Borrower....................................................................   83
9.11     Offsets, Counterclaims and Defenses.....................................................   84
9.12     No Joint Venture........................................................................   84
9.13     Conflict; Construction of Documents.....................................................   84
9.14     Brokers and Financial Advisors..........................................................   84
9.15     Counterparts............................................................................   84
9.16     Estoppel Certificates...................................................................   84
9.17     Payment of Expenses; Mortgage Recording Taxes...........................................   84
9.18     No Third-Party Beneficiaries............................................................   85
9.19     Recourse................................................................................   85
9.20     Right of Set-Off........................................................................   87
9.21     Exculpation of Lender...................................................................   87
9.22     Servicer................................................................................   88
9.23     Prior Agreements........................................................................   88
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                                      -iv-

                                    Exhibits

A     Form of Cash Management Agreement
B-1   Form of New York Opinion
B-2   Form of Local Counsel Opinion
B-3   Form of Nonconsolidation Opinion
B-4   Form of Delaware Opinion
C     Form of Tenant Notice
D     Form of Section 1.4 Certificate

Schedules

A     Property
B     Exception Report
C     Intentionally Omitted
D     Unfunded Obligations
E     Rent Roll
F     Material Agreements
G     Intentionally Omitted
H     Organizational Chart
I     Condominium Common Elements

                                 LOAN AGREEMENT

            This Loan Agreement (this "Agreement") is dated July 6, 2005 and is between ARCHON FINANCIAL, L.P., a Delaware limited partnership, as lender (together with its successors and assigns, including any lawful holder of any portion of the Indebtedness, as hereinafter defined, "Lender"), and 731 RETAIL ONE LLC, a Delaware limited liability company, as borrower (together with its permitted successors and assigns, "Borrower").

                                    RECITALS

            Borrower desires to obtain from Lender the Loan (as hereinafter defined) in connection with the financing of the property known as Retail Unit 1 at the condominium currently known as Beacon Court Condominium at 151 East 58th Street and 731 Lexington Avenue, New York, New York 10022.

            Lender is willing to make the Loan on the terms and conditions set forth in this Agreement if Borrower joins in the execution and delivery of this Agreement, issues the Note and executes and delivers the other Loan Documents.

            Lender and Borrower therefore agree as follows:

                                   DEFINITIONS

            (a) When used in this Agreement, the following capitalized terms have the following meanings:

            "Account Collateral" means, collectively, the Collateral Accounts and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

            "Agreement" means this Loan Agreement, as the same may from time to time hereafter be modified or replaced.

            "Alteration" means any demolition, alteration, installation, improvement or expansion of or to the Property or any portion thereof, other than Tenant Improvements required under Leases and other than any of the foregoing relating to a Casualty or Condemnation.

            "Alteration Security" has the meaning set forth in Section 6.13.

            "Alteration Threshold" means with respect to the Property, Sixteen Million and No/100 Dollars ($16,000,000.00).

            "Anchor Leases" means the (i) Agreement of Lease dated September 22, 2003 between 731 Commercial LLC, as landlord and Home Depot U.S.A., Inc., as tenant, as amended; (ii) Agreement of Lease dated August 6, 1999 between 731 Commercial LLC (successor in interest to Seven Thirty One Commercial Limited Partnership), as landlord, and H&M Hennes & Mauritz L.P. (successor in interest to H&M Hennes & Mauritz Inc.), as tenant, as amended and (iii) Lease dated September 21, 2004 between 731 Commercial LLC, as landlord, and The Container Store, Inc., as tenant, as amended, in each case, as the same may be amended, modified or replaced from time to time in accordance herewith.

            "Annual Budget" means a capital and operating expenditure budget for the Property prepared by Borrower, or Manager on behalf of Borrower, and specifying Borrower's or Manager's (as applicable) good faith estimate of amounts sufficient to operate and maintain the Property at a standard at least equal to that maintained on the Closing Date.

            "Appraisal" means an as-is appraisal of the Property that is prepared by a member of the Appraisal Institute selected by Lender, meets the minimum appraisal standards for national banks promulgated by the Comptroller of the Currency pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended (FIRREA) and complies with the Uniform Standards of Professional Appraisal Practice (USPAP).

            "Approved Annual Budget" has the meaning set forth in Section 5.17.

            "Approved Management Agreement" means that certain Property Management Agreement, dated as of the Closing Date, between Borrower and Alexander's Management LLC, as that agreement may be modified or replaced in accordance herewith, and that certain Retail Unit One Sub-Management Agreement dated as of the Closing Date between Alexander's Management LLC and Vornado Office Inc., as such agreement may be modified or replaced in accordance herewith and any other management agreement that has been approved by Lender, such approval not to be unreasonably withheld.

            "Approved Property Manager" means Alexander's, Inc., any affiliate of Alexander's, Inc., Vornado, any affiliate of Vornado, or any other management company with respect to which Lender receives Rating Confirmation, in each case unless and until Lender requests the termination of that management company pursuant to Section 5.10(d).

            "Assignment" has the meaning set forth in Section 9.7(b).

            "Association" means the "Condominium" as such term is defined in the Declaration.

            "Assumption" has the meaning set forth in Section 2.2.

            "Bankruptcy Code" has the meaning set forth in Section 7.1(d).

            "Bloomberg Lease" means that certain Agreement of Lease, dated as of April 30, 2001, between Seven Thirty One Limited Partnership, as landlord, and Bloomberg L.P., as tenant, as the same may be amended from time to time, so long as such amendment does not have a Material Adverse Effect.

            "Borrower" has the meaning set forth in the first paragraph of this agreement.

            "Borrower Unit" means the Unit identified as Retail Unit 1 in the Declaration.

            "Budgeted Capital Expenditures" means, with respect to any calendar month, (i) an amount equal to the Capital Expenditures for such calendar month in the then-applicable Approved Annual Budget, or (ii) such greater amount as shall equal Borrower's actual Capital Expenditures for such month, except that during the continuance of a Cash Trap Period such greater amount may in no event exceed 105% of the amount specified in clause (i), with no individual budget line item exceeding 110% of the amount set forth in the then-applicable Approved Annual Budget with respect to such line item for such month, in each case without the prior written consent of Lender, not to be unreasonably withheld or delayed, except that no such consent or limitation shall apply to Capital Expenditures expended in connection with emergencies or risks to health or safety at the Building.

            "Budgeted Operating Expenses" means, with respect to any calendar month, (i) an amount equal to the Operating Expenses for such calendar month in the then-applicable Approved Annual Budget, or (ii) such greater amount as shall equal Borrower's actual Operating Expenses for such month, except that during the continuance of a Cash Trap Period such greater amount may in no event exceed 105% of the amount specified in clause (i), with no individual budget line item exceeding 110% of the amount set forth in the then-applicable Approved Annual Budget with respect to such line item for such month, in each case without the prior written consent of Lender, not to be unreasonably withheld or delayed, except no such consent or limitation shall apply to non-discretionary items such as insurance, utilities and charges under the Declaration or By-Laws.

            "Building" has the meaning set forth in the Declaration.

            "Business Day" means any day other than (i) a Saturday and a Sunday and (ii) a day on which federally insured depository institutions in the State of New York or the state in which the offices of Lender, its trustee, its Servicer or its Servicer's collection account are located are authorized or obligated by law, governmental decree or executive order to be closed.

            "By-Laws" means the by-laws governing the Condominium, as the same may be amended, modified or replaced from time to time in accordance herewith.

            "Capital Expenditure" means any expense incurred by Borrower for capital items relating to the Property (including repairs to, and replacements of, structural components, roofs, building systems, parking garages and parking lots), in each case to the extent capitalized in accordance with GAAP.

            "Capital Expenditure Reserve Account" has the meaning set forth in
Section 3.6(a).

            "Cash Management Account" has the meaning set forth in Section
3.1(a).

            "Cash Management Agreement" means a cash management agreement in substantially the form of Exhibit A, as the same may from time to time be modified or replaced in accordance herewith.

            "Cash Management Bank" means a depository institution selected by Borrower and acceptable to Lender in which Eligible Accounts may be maintained. The initial Cash Management Bank shall be Wachovia, so long as Eligible Accounts may be maintained therein; provided, however, that if at any time Eligible Accounts may no longer be maintained therein, Wachovia shall be replaced by a depository institution selected by Borrower and acceptable to Lender in which Eligible Accounts may be maintained.

            "Cash Trap Period" means any period from (i) the conclusion of any Test Period during which Net Operating Income is less than 85% of Closing Date NOI, to (ii) the conclusion of the second of any two Test Periods ending in consecutive Fiscal Quarters thereafter during each of which Test Periods Net Operating Income is at least 85% of Closing Date NOI; provided, however, that if at the conclusion of any Test Period, Net Operating Income is less than 85% of Closing Date NOI, then Borrower may deliver to Lender a Qualified Guarantee or a Qualified Letter of Credit in an amount equal to the difference between (a) 85% of the Closing Date NOI and (b) Net Operating Income at the conclusion of such Test Period, then a Cash Trap Period shall not be deemed to have commenced; provided, further, however, that any such Qualified Guarantee or Qualified Letter of Credit shall not be released unless and until the conclusion of the second of any two Test Periods ending in consecutive Fiscal Quarters thereafter during each of which Test Periods Net Operating Income is at least 85% of Closing Date NOI.

            "Casualty" means a fire, explosion, flood, collapse, earthquake or other casualty affecting all or any portion of the Property.

            "Certificates" means, collectively, any senior and/or subordinate notes, debentures or pass-through certificates, or other evidence of indebtedness, or debt or equity securities, or any combination of the foregoing, representing a direct or beneficial interest, in whole or in part, in the Loan.

            "Change of Control" means the occurrence of one or both of the following: (i) except for Permitted Transfers, the failure of Borrower to be Controlled by one or more Qualified Equityholders (individually or collectively), or (ii) except for Permitted Transfers, the failure of the Single-Purpose Equityholder (if any) to be Controlled by the same Qualified Equityholders that Control Borrower.

            "Closing Date" means the date of this Agreement.

            "Closing Date NOI" means $19,800,000.

            "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "Collateral" means all assets owned from time to time by Borrower including the Property, the Revenues and all other tangible and intangible property (including any Defeasance Collateral) in respect of which Lender is granted a Lien under the Loan Documents, and all proceeds thereof.

            "Collateral Accounts" means, collectively, the Lockbox Account, the Cash Management Account, the Loss Proceeds Account, the Tax and Insurance Escrow Account, the TI/LC Reserve Account, the Capital Expenditure Reserve Account and the Unfunded Obligations Account.

            "Commercial Board" has the meaning set forth in the Declaration.

            "Commercial Common Elements" has the meaning set forth in the Declaration.

            "Common Charges" means all fees, assessments and charges assessed pursuant to the Condominium Documents against Borrower and the Borrower Unit.

            "Common Elements" has the meaning set forth in the Declaration.

            "Condemnation" means a taking or voluntary conveyance of all or part of the Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority.

            "Condominium" means the condominium governed by the Declaration.

            "Condominium Act" means the statutes governing condominiums in the state in which the Property is located.

            "Condominium Documents" means, collectively, the Declaration, the By-Laws, any rules and regulations promulgated thereunder, and any and all other documents and agreements binding upon, governing or otherwise pertaining to the Condominium and/or the Association and any additions or amendments thereto made in accordance herewith.

            "Confidential" means that, prior to the occurrence of an Event of Default or special servicing of the Loan for any reason whatsoever, such information shall not be disseminated by Lender to any Person unless such information is already in the public domain or unless Lender is otherwise required by law, legal requirement or order, writ, subpoena or other directive of any Governmental Authority. Notwithstanding the foregoing, Lender shall not be restricted or prohibited in any manner whatsoever from providing such information to its consultants, attorneys or accountants, the Servicer, any Rating Agencies or any potential participants or assignees of all or any portion of the Loan or in connection with a Securitization of all or any portion of the Loan.

            "Consumer Price Index Fraction" means, on the date of calculation, a fraction whose numerator is the CPI as of the month immediately preceding such date and whose denominator is the CPI Base.

            "Contingent Obligation" means any obligation of Borrower directly or indirectly guaranteeing any Debt of any other Person in any manner and any contingent obligation to purchase, to provide funds for payment, to supply funds to invest in any other Person or otherwise to assure a creditor against loss.

            "Control" of any entity means the ownership, directly or indirectly, of at least 51% of the equity interests in, and the right to at least 51% of the distributions from, such entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such entity, whether through the ability to exercise voting power, by contract or otherwise ("Controlled" and "Controlling" each have the meanings correlative thereto).

            "Cooperation Agreement" means that certain Mortgage Loan Cooperation Agreement, dated as of the Closing Date, among Borrower, Lender and Sponsor, as the same may from time to time be modified or replaced in accordance herewith.

            "CPI" shall mean the "Consumer Price Index - All Urban Consumers - New York, N.Y., Northeastern N.J. Metropolitan Area, all items" compiled by the U.S. Department of Labor, Bureau of Labor Statistics, based on 1982-84 as 100 (the "1982-84 Base"). If the CPI hereafter ceases to use the 1982-84 Base as 100, or if a substantial change hereafter is made in the terms or number of items contained in the CPI, then the CPI shall be adjusted to the figure that would have been arrived at had such cessation or change not been made. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index (as selected by the Lender in good faith) shall be used subject to such adjustments as may be appropriate to make such successor or most nearly comparable index comparable to the CPI.

            "CPI Base" shall mean the CPI for the calendar month in which this Agreement is dated.

            "Damages" to a party means any and all liabilities, obligations, losses, damages, penalties, assessments, actions, judgments, suits, claims, costs, expenses (including reasonable attorneys' fees whether or not suit is brought), settlement costs and disbursements imposed on, incurred by or asserted against such party.

            "Debt" means, with respect to any Person, without duplication:

            (i) all indebtedness of such Person to any other party (regardless of whether such indebtedness is evidenced by a written instrument such as a note, bond or debenture) for borrowed money or for the deferred purchase price of property or services;

            (ii) all letters of credit issued for the account of such Person and all unreimbursed amounts drawn thereunder;

            (iii) all indebtedness secured by a Lien on any property owned by such Person (whether or not such indebtedness has been assumed) except obligations for impositions which are not yet delinquent;

            (iv)  all Contingent Obligations of such Person;

            (v) all payment obligations of such Person under any interest rate protection agreement (including any interest rate swaps, floors, collars or similar agreements) and similar agreements;

            (vi)  all contractual indemnity obligations of such Person; and

            (vii) any material actual or contingent liability to any Person or Governmental Authority with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA,
      Section 302 of ERISA or Section 412 of the Code.

            "Declaration" means that certain Amended and Restated Declaration of Beacon Court Condominium, dated as of February 8, 2005, recorded on March 9, 2005 in the Office of the City Register of the City of New York, as the same may be amended, modified or replaced from time to time in accordance herewith.

            "Default" means the occurrence of any event which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

            "Default Interest" means, during the continuance of an Event of Default, the amount by which interest accrued on the Notes at their respective Default Rates exceeds the amount of interest that would have accrued on the Notes at their respective Interest Rates.

            "Default Rate" means, with respect to any Note, the greater of (x) 5% per annum in excess of the interest rate otherwise applicable to such Note hereunder and (y) 1% per annum in excess of the Prime Rate from time to time.

            "Defeasance Borrower" has the meaning set forth in Section 2.1(b).

            "Defeasance Collateral" means direct, non-callable obligations of the United States of America.

            "Defeasance Pledge Agreement" has the meaning set forth in Section 2.1(a)(iii).

            "Defease" means to deliver Defeasance Collateral as substitute Collateral for the Loan in accordance with Section 2.1; and the terms "Defeased" and "Defeasance" have meanings correlative to the foregoing.

            "Designated Purchaser" has the meaning set forth in Section 2.1(d).

            "Easement Areas" has the meaning set forth in Section 4.27(ii).

            "Eligible Account" means (i) a segregated account maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution which has an investment-grade rating and is subject to regulations regarding fiduciary funds on deposit under, or similar to, Title 12 of the Code of Federal Regulations
Section 9.10(b) which, in either case, has corporate trust powers, acting in its fiduciary capacity.

            "Eligible Institution" means an institution (i) whose commercial paper, short-term debt obligations or other short-term deposits are rated at least A - 1, Prime-1 or F-1, as applicable, by each of the Rating Agencies that rate Certificates issued in a Securitization and whose long-term senior unsecured debt obligations are rated at least A or A2, as applicable, by each of the Rating Agencies that rate Certificates issued in a Securitization, and whose deposits are insured by the FDIC or (ii) with respect to which Lender shall have received Rating Confirmation.

            "Engineering Report" means a structural and seismic engineering report or reports with respect to the Property prepared by an independent engineer approved by Lender and delivered to Lender in connection with the Loan, and any amendments or supplements thereto delivered to Lender.

            "Environmental Claim" means any written notice, claim, proceeding, investigation or demand by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Property arising out of, based on or resulting from (i) the alleged presence, Use or Release of any Hazardous Substance, (ii) any alleged violation of any Environmental Law, or
(iii) any alleged injury or threat of injury to property, health or safety or to the environment caused by Hazardous Substances.

            "Environmental Indemnity" means that certain environmental indemnity agreement executed by Borrower and the Sponsor as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.

            "Environmental Laws" means any and all present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as any judicial or administrative orders, decrees or judgments thereunder binding on Borrower, and any permits, approvals, licenses, registrations, filings and authorizations binding on Borrower, in each case as now or hereafter in effect, relating to the pollution, protection or cleanup of the environment, relating to the impact of Hazardous Substances on property, health or safety, or the Use or Release of Hazardous Substances, or relating to the liability for or costs of other actual or threatened danger to health or the environment. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successors thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including Subtitle I relating to underground storage tanks); the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal state and local laws, statutes ordinances, rules, regulations and the like, conditioning transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of a property; or requiring notification or disclosure of Releases of Hazardous Substances or other environmental conditions of a property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property.

            "Environmental Reports" means a "Phase I Environmental Site Assessment" as referred to in the ASTM Standards on Environmental Site Assessments for Commercial Real Estate, E 1527-94 (and, if necessary, a "Phase II Environmental Site Assessment"), prepared by an independent environmental auditor approved by Lender and delivered to Lender and any amendments or supplements thereto delivered to Lender, and shall also include any other environmental reports delivered to Lender pursuant to this Agreement and the Environmental Indemnity.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

            "ERISA Affiliate," at any time, means each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

            "Event of Default" has the meaning set forth in Section 7.1.

            "Exception Report" means the report prepared by Borrower and attached to this Agreement as Schedule B, setting forth any exceptions to the representations set forth in Article IV.

            "Excess Alteration Amount" has the meaning set forth in Section
6.13.

            "Excluded Taxes" has the meaning set forth in section 1.4(e).

            "Fiscal Quarter" means the three-month period ending on March 31, June 30, September 30 and December 31 of each year, or such other fiscal quarter of Borrower as Borrower may select from time to time with the prior consent of Lender, such consent not to be unreasonably withheld.

            "Fiscal Year" means the 12-month period ending on December 31 of each year, or such other fiscal year of Borrower as Borrower may select from time to time with the prior consent of Lender, not to be unreasonably withheld.

            "Fitch" means Fitch, Inc. and its successors.

            "GAAP" means generally accepted accounting principles in the United States of America, consistently applied.

            "General Common Elements" has the meaning set forth in the Declaration.

            "Governmental Authority" means any federal, state, county, regional, local or municipal government, any bureau, department, agency or political subdivision thereof and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any court).

            "Hazardous Substances" means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar meaning or regulatory effect under any present or future Environmental Laws or the presence of which on, in or under the Property is prohibited under Environmental Law, including petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead and radon, and compounds containing them (including gasoline, diesel fuel, oil and lead-based paint), and radioactive materials, flammables and explosives and compounds containing them.

            "Indebtedness" means the Principal Indebtedness, together with interest and all other obligations and liabilities of Borrower under the Loan Documents, including all Transaction Costs, Yield Maintenance Premiums and other amounts due or to become due to Lender pursuant to this Agreement, under the Notes or in accordance with any of the other Loan Documents, and all other amounts, sums and expenses reimbursable by Borrower to Lender hereunder or pursuant to the Notes or any of the other Loan Documents.

            "Indemnified Liabilities" has the meaning set forth in Section 9.19(b).

            "Indemnified Parties" has the meaning set forth in Section 5.18.

            "Independent Director" of any corporation or limited liability company means a natural person who is not at the time of initial appointment as a director or manager or at any time while serving as a director or manager and has not been at any time during the five (5) years preceding such initial appointment:

            (a) a stockholder, director (with the exception of serving as an Independent Director of the Borrower or any Single-Purpose Equityholder), officer, trustee, employee, partner, member (with the exception of serving as special member), attorney or counsel of Borrower, any Single-Purpose Equityholder or any affiliate of either of them;

            (b) a creditor, customer, supplier, or other person who derives any of its purchases or revenues from its activities with the Borrower, any Single-Purpose Equityholder or any affiliate of either of them;

            (c) a Person Controlling or under common Control with any Person excluded from serving as Independent Director under (a) or (b); or

            (d) a member of the immediate family by blood or marriage of any Person excluded from serving as Independent Director under (a) or (b).

            A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of the Borrower or any Single-Purpose Equityholder if such individual is an Independent Director provided by a nationally-recognized company that provides professional independent directors (a "Professional Independent Director") and other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director of a "special purpose entity" affiliated with the Borrower or any Single-Purpose Equityholder shall not be disqualified from serving as an Independent Director of the Borrower or any Single-Purpose Equityholder if such individual is either (i) a Professional Independent Director or (ii) the fees that such individual earns from serving as independent director of affiliates of the Borrower or any Single-Purpose Equityholder in any given year constitute in the aggregate less than five percent (5%) of such individual's annual income for that year. Notwithstanding the immediately preceding sentence, an Independent Director may not simultaneously serve as Independent Director of the Borrower and independent director of a special purpose entity that owns a direct or indirect equity interest in the Borrower or a direct or indirect equity interest in any co-borrower with the Borrower. For purposes of this paragraph, a "special purpose entity" is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve the entity's separateness that are substantially similar to the Single-Purpose Entity requirements of this Agreement.

            "Initial Interest Rate" means 4.9325% per annum.

            "Initial Payment Date" means the August 5, 2005.

            "Insurance Requirements" means, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then-current standards applicable to or affecting the Property or any portion thereof or any use or condition thereof, which may, at any time, be recommended by the board of fire underwriters, if any, having jurisdiction over the Property, or any other body exercising similar functions.

            "Interest Accrual Period" means, in connection with the calculation of interest accrued with respect to any specified Payment Date, the period commencing on and including the sixth (6th) day of any calendar month through and including the fifth (5th) day of any subsequent calendar month; provided, however, that the first Interest Accrual Period shall commence on and include the Closing Date and shall end on but exclude the Initial Payment Date.

            "Interest Rate" means (i) with respect to the initial Note, the Initial Interest Rate, and (ii) with respect to each Note resulting from the bifurcation of the initial Note into multiple Notes pursuant to Section 1.1(c), the per annum interest rate of such Note as determined by Lender in accordance with such Section.

            "Lease" means any lease, license, letting, concession, occupancy agreement, sublease to which Borrower is a party (either originally or by assignment) or has a consent right, or other agreement (whether written or oral and whether now or hereafter in effect) under which Borrower is a lessor, existing as of the Closing Date or hereafter entered into by or on behalf of Borrower, in each case pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property, and every modification or amendment thereof, and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

            "Leasing Commissions" means leasing commissions required to be paid by Borrower in connection with the leasing of space to Tenants at the Property pursuant to Leases entered into by Borrower in accordance herewith and payable in accordance with third-party/arm's-length brokerage agreements.

            "Legal Requirements" meansall governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including Environmental Laws) affecting either Borrower or the Property or any portion thereof or the construction, ownership, use, alteration or operation thereof, or any portion thereof (whether now or hereafter enacted and in force), including, without limitation, the Condominium Act, and all permits, licenses and authorizations and regulations relating thereto.

            "Lender" has the meaning set forth in the first paragraph of this Agreement and in Section 9.7, and with respect to Section 1.4, its participants.

            "Lien" means any mortgage, lien (statutory or other), pledge, hypothecation, assignment, preference, priority, security interest, or any other encumbrance or charge on or affecting any Collateral or any portion thereof, or any interest therein (including any conditional sale or other title retention agreement, any sale-leaseback, any financing lease or similar transaction having substantially the same economic effect as any of the foregoing, the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any other jurisdiction, domestic or foreign, and mechanics', materialmen's and other similar liens and encumbrances, as well as any option to purchase, right of first refusal, right of first offer or similar right).

            "Limited Retail Common Elements" has the meaning set forth in the Declaration.

            "Loan" has the meaning set forth in Section 1.1(a).

            "Loan Amount" means $320,000,000.00.

            "Loan Documents" means this Agreement, the Note, the Mortgage (and related financing statements), the Environmental Indemnity, the Subordination of Property Management Agreement, the Cash Management Agreement, the Cooperation Agreement, any Qualified Letter of Credit, any Qualified Guarantee, any Defeasance Pledge Agreement and all other agreements, instruments, certificates and documents necessary to effectuate the granting to Lender of first-priority Liens on the Collateral or otherwise in satisfaction of the requirements of this Agreement or the other documents listed above, as all of the aforesaid may be modified or replaced from time to time in accordance herewith.

            "Lockbox Account" shall have the meaning set forth in Section 1(e) of the Cash Management Agreement.

            "Lockout Period" means the period from the Closing Date to but excluding the first Payment Date following the earlier to occur of (i) the third anniversary of the Closing Date and (ii) the second anniversary of the date on which the entire Loan has been securitized pursuant to a Securitization or series of Securitizations.

            "Loss Proceeds" means amounts, awards or payments payable to Borrower or Lender in respect of all or any portion of the Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to Borrower and Lender, respectively, of any and all reasonable expenses incurred by Borrower and Lender in the recovery thereof, including all attorneys' fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).

            "Loss Proceeds Account" has the meaning set forth in Section 3.3(a).

            "Major Lease" means any Lease which (i) when aggregated with all other Leases at the Property with the same Tenant, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such Lease, is expected to cover more than 25,000 rentable square feet, (ii) contains an option or preferential right to purchase all or any portion of the Property, (iii) is with an affiliate of Borrower as Tenant, or
(iv) is entered into during the continuance of an Event of Default.

            "Material Adverse Effect" means a material adverse effect upon (i) the ability of Borrower to perform, or of Lender to enforce, any material provision of any Loan Document, (ii) the enforceability of any material provision of any Loan Documents, or (iii) the value use or operation of the Property.

            "Material Agreements" means each contract and agreement (other than Leases, the Condominium Documents and the Approved Management Agreement) relating to the ownership, management, development, refinancing, use, operation, leasing, maintenance, repair or improvement of the Property, or otherwise imposing obligations on Borrower, under which Borrower would have the obligation to pay more than $100,000 per annum or which cannot be terminated by Borrower without cause upon 60 days' notice or less without payment of a termination fee in excess of $100,000.

            "Material Alteration" means any Alteration (other than decorative work such as painting, wall papering and carpeting and the replacement of fixtures, furnishings and equipment to the extent being of a routine and recurring nature and performed in the ordinary course of business and Tenant Improvements paid for by any Tenant) which, when aggregated with all related Alterations constituting a single project, involves an estimated cost exceeding $16,000,000 with respect to such Alteration or related Alterations (including the Alteration in question) then being undertaken at the Property.

            "Maturity Date" means the Payment Date first following the 10th anniversary of the Closing Date, or such earlier date as may result from acceleration of the Loan in accordance with this Agreement.

            "Monthly Capital Expenditure Reserve Amount" means $3,131.84.

            "Monthly TI/LC Amount" means $15,659.17.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "Mortgage" means that certain amended, restated and consolidated mortgage, security agreement, financing statement, fixture filing and assignment of leases, rents and security deposits encumbering the Property executed by Borrower as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.

            "Net Operating Income" means, with respect to any Test Period, the excess of (i) Operating Income for the last Fiscal Quarter contained in such Test Period, times four, minus (ii) Operating Expenses for such Test Period.

            "Net Worth" means a Person's equity market capitalization.

            "New Note" has the meaning set forth in Section 2.1(d)(ii).

            "Non-Excluded Taxes" has the meaning set forth in Section 1.4(a).

            "Non-Exempt Lender" has the meaning set forth in Section 1.4(e).

            "Nonconsolidation Opinion" means the opinion letter, dated the Closing Date, delivered by Borrower's counsel to Lender and addressing issues relating to substantive consolidation in bankruptcy.

            "Note" means that certain consolidated, amended and restated promissory note, dated as of the Closing Date, made by Borrower to the order of Lender to evidence the Loan, as such note may be replaced by multiple Notes in accordance with Section 1.1(c) and as otherwise modified, assigned (in whole or in part) and/or replaced from time to time in accordance herewith.

            "Office Unit Owner" has the meaning set forth in the Declaration.

            "Officer's Certificate" means a certificate delivered to Lender which is signed by an authorized officer of Borrower or its managing member and certifies the information therein to the best of such officer's knowledge.

            "Operating Expenses" means, for any period, all operating, renting, administrative, management, legal and other ordinary expenses of Borrower during such period, determined in accordance with GAAP; provided, however, that such expenses shall not include (i) depreciation, amortization or other noncash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan, (iii) income taxes or other taxes in the nature of income taxes, (iv) Capital Expenditures,
(v) equity distributions, (vi) any expenses incurred in connection with the making of the Loan or (vii) all amounts which would otherwise be considered within Operating Expenses pursuant to the provisions above but are paid directly by a Tenant.

            "Operating Income" means, for any period, all operating income of Borrower (including the amount of common area maintenance charges, tax recoveries and rent that would have been received but which is otherwise abated pursuant to a Lease which is in full force and effect as an inducement to the Tenant thereunder to enter into such Lease) during such period, determined in accordance with GAAP (but without straight-lining of rents), other than (i) Loss Proceeds (but Operating Income will include rental loss insurance proceeds to the extent allocable to such period), (ii) any revenue attributable to a Lease to the extent it is paid more than 30 days prior to the due date (other than common area maintenance and tax reimbursements which may be paid more than one month in advance), (iii) any interest income from any source, (iv) any repayments received from any third party of principal loaned or advanced to such third party by Borrower, (v) any proceeds resulting from the Transfer of all or any portion of the Property, (vi) sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental agency, (vii) Termination Fees, and (viii) any other extraordinary or non-recurring items.

            "Option" has the meaning set forth in the Bloomberg Lease.

            "Other Taxes" has the meaning set forth in Section 1.4(b).

            "Participation" has the meaning set forth in Section 9.7(b).

            "Payment Date" means the Initial Payment Date and, thereafter, the sixth (6th) day of each month (or, if such sixth (6th) day is not a Business Day, the first preceding Business Day).

            "Permits" means all licenses, permits, variances and certificates used in connection with the ownership, operation, use or occupancy of the Property (including certificates of occupancy, business licenses, state health department licenses, licenses to conduct business and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning ownership, operation, use or occupancy of the Property).

            "Permitted Debt" means:

            (i)   the Indebtedness; and

            (ii) Trade Payables not represented by a note, customarily paid by Borrower within 60 days of incurrence and in fact not more than 60 days outstanding unless being contested in good faith by Borrower in accordance herewith, which are incurred in the ordinary course of Borrower's ownership and operation of the Property, in amounts not exceeding 5.0% of the Loan Amount in the aggregate outstanding at any time and Leasing Commissions.

            "Permitted Encumbrances" means:

            (i)   the Liens created by the Loan Documents;

            (ii) all Liens and other matters specifically disclosed on Schedule B of the Qualified Title Insurance Policy;

            (iii) Liens, if any, for Taxes not yet delinquent;

            (iv) mechanics', materialmen's or similar Liens, if any, and Liens for delinquent taxes or impositions, in each case only if being contested in good faith in accordance with Section 5.4(ii) hereof;

            (v) rights of existing and future Tenants as tenants only pursuant to written Leases entered into in conformity with the provisions of this Agreement;

            (vi) Liens filed in connection with equipment leases (excluding material fixtures required and necessary for the use, operation and maintenance of the Property); and

            (vii) the Option (as defined in the Bloomberg Lease) in favor of the tenant as set forth in Article 36 of the Bloomberg Lease.

            "Permitted Investments" means the following, subject to qualifications hereinafter set forth:

            (i) obligations of, or obligations guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America;

            (ii) federal funds, unsecured certificates of deposit, time deposits, banker's acceptances, and repurchase agreements having maturities of not more than 365 days of any bank, the short-term debt obligations of which are rated A-1+ (or the equivalent) by each of the Rating Agencies and, if it has a term in excess of three months, the long-term debt obligations of which are rated AAA (or the equivalent) by each of the Rating Agencies;

            (iii) deposits that are fully insured by the Federal Deposit Insurance Corp. (FDIC);

            (iv) debt obligations that are rated AAA or higher (or the equivalent) by each of the Rating Agencies;

            (v) commercial paper rated A - 1+ (or the equivalent) by each of the Rating Agencies;

            (vi) investment in money market funds rated AAAm or AAAm - G (or the equivalent) by each of the Rating Agencies; and

            (vii) such other investments as to which Lender shall have received Rating Confirmation.

Notwithstanding the foregoing, "Permitted Investments" (i) shall exclude any security with the Standard & Poor's "r" symbol (or any other Rating Agency's corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as "strips"; (ii) shall not have maturities in excess of one year; (iii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of
(x) three months from the date of their purchase or (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.

            "Permitted Transfers" means:

            (a) the direct or indirect issuance, redemption, repurchase, conversion, sale, transfer, pledge or other disposition of publicly or privately traded securities of Vornado Realty Trust (the "REIT") or the direct or indirect issuance, redemption, repurchase, conversion, transfer, pledge or other disposition of limited partnership interests in Vornado, provided that the REIT (or any permitted successor by merger or consolidation as hereinafter provided) shall at all times (i) be and remain the general partner of Vornado (or any permitted successor by merger or consolidation as hereinafter provided) and have the right and power to direct the management, policies and day to day business and affairs of Vornado (or any permitted successor by merger or consolidation as hereinafter provided) and (ii) directly or indirectly own a minimum of fifty one percent (51%) of the common equity interests in Vornado (or any permitted successor by merger or consolidation as hereinafter provided);

            (b) a merger or consolidation of the REIT or Vornado into or with another Person, or the merger or consolidation of another Person into or with the REIT or Vornado, provided that at all times thereafter either (i) the senior management of Vornado shall continue to be the senior management of the surviving entity with the power to direct management, policies and day to day business and affairs of such surviving entity or
      (ii) after giving effect to such merger or consolidation, the senior management of Vornado or such successor entity shall have similar experience and expertise in the operation and management of commercial properties similar to the Property as that of the then current senior management of Vornado immediately prior to such merger or consolidation; and

            (c) the direct or indirect issuance, sale, redemption, repurchase, conversion, transfer, pledge or other disposition of publicly or privately traded securities of Alexanders, Inc. or a merger or consolidation of Alexanders, Inc. into or with another Person or a merger of another Person into or with Alexanders, Inc. provided that (i) either (A) the senior management of Alexanders, Inc. shall continue to be the senior management of the surviving entity with the power to direct the management, policies and day to day business and affairs of such surviving entity or (B) after giving effect to such merger or consolidation, the senior management of Alexander's, Inc. or such successor entity shall have similar experience and expertise in the operation and management of commercial properties similar to the Property as that of the then current senior management of Alexander's, Inc. immediately prior to such merger or consolidation, and
      (ii) an Approved Management Agreement for the Property continues in full force and effect.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or Governmental Authority and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "Plan Assets" means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code, or (iii) governmental plan (as defined in Section 3(32) of ERISA) subject to federal, state or local laws, rules or regulations substantially similar to Title I of ERISA or Section 4975 of the Code.

            "Policies" has the meaning set forth in Section 5.15(b).

            "Prime Rate" means the "prime rate" published in the "Money Rates" section of The Wall Street Journal. If The Wall Street Journal ceases to publish the "prime rate," then Lender shall select an equivalent publication that publishes such "prime rate," and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall reasonably select a comparable interest rate index.

            "Principal Indebtedness" means the principal balance of the Loan outstanding from time to time.

            "Property" means the real property described on Schedule A, together with all improvements thereon.

            "Qualified Equityholder" means one or more of the following: (i) Sponsor, the REIT or Vornado, (ii) a real estate company or investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, (iii) an investment company, money management firm or "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended, (iv) an institution substantially similar to any of the foregoing, (v) any entity Controlled (as defined below) by any of the entities described in clauses (i), (ii), (iii) or (iv) above, (vi) an investment fund, limited liability company, limited partnership or general partnership where an entity that is otherwise a Qualified Equityholder under clauses (i),
(ii), (iii), (iv) or (v) above acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment fund are owned, directly or indirectly, by one or more entities that are otherwise Qualified Equityholders under clauses (i), (ii), (iii), (iv) or (v) above, or
(vii) any other entity approved by the Rating Agencies; in each case of clauses
(ii), (iii), or (iv) above of this definition, which (A) has total assets (in name or under management) in excess of $2,000,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity in excess of $1,000,000,000 and (B) is regularly engaged in the business of owning and operating commercial real estate properties, and owns other mixed use real estate comparable to the Property in at least one major metropolitan area. For purposes of this definition only "Control" means the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interest of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise; provided, however, that in the event that a Qualified Equityholder Controls less than one hundred percent (100%) of a Person which is not Borrower, then the percentage above for purposes of this definition shall be one hundred percent (100%) and not fifty percent (50%).

            "Qualified Guarantee" means a guarantee from Sponsor or Vornado Realty LP (at the election of Sponsor) in favor of Lender, in form and substance reasonably satisfactory to Lender; provided that (1) the aggregate face amount of all Qualified Guarantees and all Qualified Letters of Credit provided pursuant to this Agreement shall not exceed 10% of the Loan Amount, (2) a guarantee shall cease to be a Qualified Guarantee if at any time the Sponsor's or Vornado Realty LP's, as applicable, Net Worth does not equal or exceed $500,000,000.00 and (3) at the time of the delivery of each Qualified Guarantee, Borrower shall deliver to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender, to the effect that delivery of such Qualified Guarantee does not alter the conclusion reached in the Nonconsolidation Opinion.

            "Qualified Letter of Credit" means a clean, irrevocable, unconditional, transferable letter of credit in form reasonably satisfactory to Lender with respect to which Borrower has no reimbursement obligation, payable on sight draft only, in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic bank or the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which is not less than A+ (or the equivalent) from each of the Rating Agencies; provided that (1) the aggregate amount of Qualified Letters of Credit and Qualified Guarantees provided pursuant to this Agreement shall not exceed 10% of the Loan Amount, (2) a letter of credit shall cease to be a Qualified Letter of Credit if at any time the long-term unsecured debt rating of the issuing bank from any of the Rating Agencies shall fall below A+ (or the equivalent), and (3) at the time of the delivery of each Qualified Letter of Credit (if delivered subsequent to the Closing Date), Borrower shall deliver to Lender an opinion of counsel, in form and substance reasonably satisfactory to Lender, to the effect that delivery of such Qualified Letter of Credit does not alter the conclusion reached in the Nonconsolidation Opinion. The following terms and conditions shall apply to each Qualified Letter of Credit:

            (i) Each such Qualified Letter of Credit shall expressly provide that partial draws are permitted thereunder.

            (ii) Each such Qualified Letter of Credit shall expressly provide that it is freely transferable to any successor or assign of Lender.

            (iii) Lender shall be entitled to draw on any Qualified Letter of Credit immediately and without further notice (a) upon the occurrence and during the continuance of any Event of Default, (b) if Borrower shall not have delivered to Lender, no less than 30 days prior to the expiration date of such Qualified Letter of Credit (including any renewal or extension thereof), a renewal or extension of such Qualified Letter of Credit or a replacement Qualified Letter of Credit for a term of not less than one year (or through the date that is 30 days beyond the Maturity Date, whichever is earlier), or (c) if the credit rating or financial condition of the issuing bank falls below the ratings set forth above in this definition and Borrower fails to satisfy its obligations under Section 3.8(d).

            "Qualified Successor Borrower" means a Single-Purpose Entity that is Controlled by one or more Qualified Equityholders.

            "Qualified Survey" means current title surveys of the Property, certified to Borrower, the title company issuing the Qualified Title Insurance Policy and Lender and their respective successors and assigns, in form and substance reasonably satisfactory to Lender.

            "Qualified Title Insurance Policy" means an ALTA extended coverage mortgagee's title insurance policy in form and substance reasonably satisfactory to Lender.

            "Rating Agency" means (i) until a Securitization or series of Securitizations has occurred, which, in the aggregate shall have securitized the entire Loan, S&P, Moody's and Fitch, and (ii) from and after the occurrence of a Securitization or series of Securitizations which, in the aggregate, shall have securitized the entire Loan, those of S&P, Moody's and Fitch that rate the Certificates issued in such Securitization or series of Securitizations.

            "Rating Confirmation" means, with respect to any proposed action, confirmation in writing from each of the Rating Agencies that such action shall not result, in and of itself, in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates; except that if any portion of the Loan shall not have been securitized pursuant to a Securitization rated by the Rating Agencies, then "Rating Confirmation" shall instead mean that the matter in question is subject to the prior written approval of both (x) the applicable Rating Agencies (if and to the extent that any portion of the Loan has been securitized pursuant to a Securitization or series of Securitizations rated by such Rating Agencies), and (y) Lender in its reasonable discretion. For the avoidance of doubt, prior to a Securitization of any portions of the Loan, a Rating Confirmation shall only consist of the prior written approval of Lender, in its reasonable discretion. No Rating Confirmation shall be regarded as having been received unless and until any conditions imposed on its effectiveness by any Rating Agency shall have been satisfied.

            "REIT" has the meaning set forth in the definition "Permitted Transfers."

            "Release" with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances into the indoor or outdoor environment (including the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).

            "Rent Roll" has the meaning set forth in Section 4.14(a).

            "Residential Unit Owners" has the meaning set forth in the Declaration.

            "Restoration Adjustment Threshold" means Twelve Million and No/100 Dollars ($12,000,000.00).

            "Restoration Threshold" means Two Million and No/100 Dollars ($2,000,000.00).

            "Retail Board" has the meaning set forth in the Declaration.

            "Retail Common Elements" has the meaning set forth in the Declaration.

            "Retail Unit Owners" has the meaning set forth in the Declaration.

            "Revenues" means all rents, rent equivalents, moneys payable as damages pursuant to a Lease or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower from any and all sources including any obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower and proceeds, if any, from business interruption or other loss of income insurance.

            "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

            "Section 1.4 Certificate" has the meaning set forth in Section
1.4(e).

            "Section 1.4 Taxes" has the meaning set forth in Section 1.4(a).

            "Securitization" means a transaction in which all or any portion of the Loan is deposited into one or more trusts which issue Certificates to investors, or a similar transaction.

            "Securitization Vehicle" means the issuer of Certificates in a Securitization of the Loan.

            "Service" means the Internal Revenue Service or any successor agency thereto.

            "Servicer" means the entity or entities appointed by Lender from time to time to serve as servicer and/or special servicer of the Loan. If at any time no entity is so appointed, the term "Servicer" shall be deemed to refer to Lender.

            "Single Member LLC" means a limited liability company which either
(x) has only one member, or (y) has multiple members, none of which is a Single-Purpose Equityholder.

            "Single-Purpose Entity" means a Person which (a) was formed under the laws of the State of Delaware solely for the purpose of acquiring and holding (i) an ownership interest in the Property, or (ii) in the case of a Single-Purpose Equityholder, an ownership interest in the Borrower , (b) does not engage in any business unrelated to (i) the Property (or, if applicable, Defeasance Collateral), or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in the Borrower (or, if applicable, Defeasance Collateral), (c) does not have any assets other than those related to (i) its interest in the Property (or, if applicable, Defeasance Collateral), or (ii) in the case of a Single-Purpose Equityholder, its ownership interest in the Borrower,

(d) does not have any Debt other than, in the case of Borrower, Permitted Debt,
(e) maintains books, accounts, records, financial statements, stationery, invoices and checks which are separate and apart from those of any other Person (except that such Person's financial position, assets, results of operations and cash flows may be included in the consolidated financial statements of an affiliate of such Person in accordance with GAAP, provided that any such consolidated financial statements shall contain a note indicating that such Person and its affiliates are separate legal entities and maintain records, books of account separate and apart from any other Person), (f) is subject to and complies with all of the limitations on powers and separateness requirements set forth in the organizational documentation of such Person as of the Closing Date, (g) holds itself out as being a Person separate and apart from each other Person and not as a division or part of another Person, (h) conducts its business in its own name (except for services rendered under a management agreement with an affiliate, so long as the manager, or equivalent thereof, under such management agreement holds itself out as an agent of such Person),
(i) exercises reasonable efforts to correct any known misunderstanding actually known to it regarding its separate identity and, except for capital contributions and capital distributions permitted under its organizational documents and properly reflected on its books and records, enters into transactions with its affiliates only on terms similar to those of an arm's-length transaction, (j) pays its own liabilities out of its own funds (including the salaries of its own employees) and reasonably allocates any overhead that is shared with an affiliate, including paying for shared office space and services performed by any officer or employee of an affiliate, (k) maintains a sufficient number of employees, if any, in light of its contemplated business operations, (l) conducts its business so that the assumptions made with respect to it which are contained in the Nonconsolidation Opinion shall at all times be true and correct in all material respects, (m) in the case of (i) a corporation, observes all applicable corporate formalities in all material respects, (ii) a limited liability company, observes all applicable limited liability company formalities in all material respects, and (iii) a limited partnership, observes all applicable limited partnership formalities in all material respects, (n) does not commingle its assets with those of any other Person and holds such assets in its own name, (o) does not assume, guarantee or become obligated for the debts of any other Person, and does not hold out its credit as being available to satisfy the obligations or securities of others,
(p) does not acquire obligations or securities of its shareholders, members or partners, (q) does not pledge its assets to secure the obligations of any other Person and does not make any loans or advances to any Person, provided that Borrower, from time to time in the ordinary course of business, may agree with Tenants in Leases of portions of the Property to make certain tenant improvement allowances available to such Tenants, (r) maintains adequate capital in light of its contemplated business operations, (s) has two Independent Directors on its board of directors or board of managers, or, in the case of limited partnership, has a Single-Purpose Equityholder with two Independent Directors on such Single-Purpose Equityholder's board of directors or board of managers, (t) has by-laws or an operating agreement, or, in the case of a limited partnership, has a Single-Purpose Equityholder with by-laws or an operating agreement, which provides that, for so long as the Loan is outstanding, such Person shall not take or consent to any of the following actions except to the extent expressly permitted in this Agreement and the other Loan Documents:

            (i) the dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets (and, in the case of Single-Purpose Equityholder, the assets of the Borrower);

            (ii) the engagement by such Person (and, in the case of a Single-Purpose Equityholder, the engagement by the Borrower) in any business other than the acquisition, development, management, leasing, ownership, maintenance and operation of the Property (or, if applicable, Defeasance Collateral) and activities incidental thereto (and, in the case of a Single-Purpose Equityholder, activities incidental to the acquisition and ownership of its interest in the Borrower);

            (iii) the filing, or consent to the filing, of a bankruptcy or insolvency petition, any general assignment for the benefit of creditors or the institution of any other insolvency proceeding, or the seeking or consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official in respect of such Person without the affirmative vote of both of its Independent Directors (and, in the case of a Single-Purpose Equityholder, in respect of the Borrower without the affirmative vote of both of such Single-Purpose Equityholder's Independent Directors); and

            (iv) any amendment or modification of any provision of its (and, in the case of a Single-Purpose Equityholder, the Borrower's) organizational documents relating to qualification as a "Single-Purpose Entity".

and (u) if such entity is a Single Member LLC, has organizational documents which provide that upon the occurrence of any event (other than a permitted equity transfer) that causes its sole member to cease to be a member while the Loan is outstanding, at least one of its Independent Directors shall automatically be admitted as the sole member of the Single Member LLC and shall preserve and continue the existence of the Single Member LLC without dissolution.

            "Single-Purpose Equityholder" means a Single-Purpose Entity that (x) is a single member limited liability company formed under the laws of the State of Delaware or a corporation, (y) owns at least a 1% direct equity interest in Borrower, and (z) serves as the general partner or managing member of Borrower; provided, however, that 731 Commercial LLC shall not be construed to be a Single-Purpose Equityholder hereunder.

            "Sponsor" means Alexander's, Inc., a Delaware corporation.

            "Subordination of Property Management Agreement" means that certain consent and agreement of manager and subordination of management agreement executed by Borrower and the Approved Property Manager as of the Closing Date, as the same may from time to time be modified or replaced in accordance herewith.

            "Tax and Insurance Escrow Account" has the meaning set forth in
Section 3.4(a).

            "Taxes" means all real estate and personal property taxes, assessments, fees, taxes on rents or rentals, water rates or sewer rents, facilities and other governmental, municipal and utility district charges or other similar taxes or assessments now or hereafter levied or assessed or imposed against the Property or Borrower with respect to the Property or rents therefrom or which may become Liens upon the Property, without deduction for any amounts reimbursable to Borrower by third parties.

            "Tenant" means any Person liable by contract or otherwise to pay monies (including a percentage of gross income, revenue or profits) pursuant to a Lease.

            "Tenant Improvements" means, collectively, (i) tenant improvements to be undertaken for any Tenant which are required to be completed by or on behalf of Borrower pursuant to the terms of such Tenant's Lease, and (ii) tenant improvements paid or reimbursed through allowances to a Tenant pursuant to such Tenant's Lease.

            "Tenant Notice" has the meaning set forth in Section 3.1(b).

            "Termination Fee" has the meaning set forth in Section 3.5(d).

            "Terrorism Premium Threshold" means $1,000,000.00, which amount shall be increased on each anniversary of the date hereof to an amount equal to the product of (a) the Terrorism Threshold Amount on the date hereof and (b) the Consumer Price Index Fraction.

            "Test Period" means each 12-month period ending on the last day of a Fiscal Quarter.

            "TI/LC Reserve Account" has the meaning set forth in Section 3.5(a).

            "Trade Payables" means unsecured amounts payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course and which would under GAAP be regarded as ordinary expenses, including amounts payable to suppliers, vendors, contractors, mechanics, materialmen or other Persons providing property or services to the Property or Borrower and the capitalized amount of any ordinary-course financing leases.

            "Transaction" means, collectively, the transactions contemplated by the Loan Documents.

            "Transaction Costs" means the costs and expenses described in
Section 9.17.

            "Transfer" means the sale or other whole or partial conveyance of all or any portion of the Property or any direct or indirect interest therein to a third party, including granting of any purchase options, rights of first refusal, rights of first offer or similar rights in respect of any portion of the Property or the subjecting of any portion of the Property to restrictions on transfer; except that the conveyance of a space lease at the Property in accordance herewith shall not constitute a Transfer.

            "Treasury Constant Yield" means the arithmetic mean of the rates published as "Treasury Constant Maturities" as of 5:00 p.m., New York time, for the five Business Days preceding the date on which acceleration has been declared, as shown on the USD screen of the Moneyline Telerate Service (or such other page as may replace that page on that service, or such other page or replacement therefor on any successor service), or if such service is not available, the Bloomberg Service (or any successor service), or if neither the Moneyline Telerate Service nor the Bloomberg Service is available, under Section 504 in the weekly statistical release designated H.15(519) (or any successor publication) published by the Board of Governors of the Federal Reserve System, for "On the Run" U.S. Treasury obligations corresponding to the scheduled Maturity Date. If no such maturity shall so exactly correspond, yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Constant Yield shall be interpolated or extrapolated (as applicable) from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

            "Unfunded Existing Leasing Commissions Obligations" has the meaning set forth in Section 3.8(f).

            "Unfunded Free Rent Obligations" has the meaning set forth in
Section 3.8(f).

            "Unfunded Obligations" means the items described in Schedule D.

            "Unfunded Obligations Account" has the meaning set forth in Section 3.8(a).

            "Unfunded Obligations Amount" means $22,884,380.00.

            "Unfunded Tenant Allowance Obligations" has the meaning set forth in
Section 3.8(f).

            "Unfunded Vacant Space Obligations" has the meaning set forth in
Section 3.8(f).

            "Unit" means each individual unit in the Condominium (together with all interests appurtenant thereto), and "Units" means all such Units, collectively.

            "Use" means, with respect to any Hazardous Substance, the generation, manufacture, processing, distribution, handling, use, treatment, recycling or storage of such Hazardous Substance or transportation of such Hazardous Substance.

            "Waste" means any material physical abuse or destructive use (whether by action or inaction) of the Property by Borrower or any of its affiliates.

            "Vornado" means Vornado Realty L.P., a Delaware limited partnership.

            "Yield Maintenance Premium" shall mean, with respect to any payment of principal after the occurrence and during the continuance of an Event of Default, the product of:

            (A) a fraction whose numerator is the amount so paid and whose denominator is the outstanding principal balance of the Loan before giving effect to such payment, times

            (B) the excess of (1) the sum of the respective present values, computed as of the date of such prepayment, of the remaining scheduled payments of principal and interest with respect to the Loan (assuming no prepayments or acceleration of the Loan), determined by discounting such payments to the date on which such payments are made at the Treasury Constant Yield, over (2) the outstanding principal balance of the Loan on such date immediately prior to such payment;

provided that the Yield Maintenance Premium shall be not less than 3% of the amount prepaid.

            The calculation of the Yield Maintenance Premium shall be made by Lender and shall, absent manifest error, be final, conclusive and binding upon all parties.

            (b) Rules of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified: (i) all meanings attributed to defined terms in this Agreement shall be equally applicable to both the singular and plural forms of the terms so defined, (ii) "including" means "including, but not limited to", and (iii) "mortgage" means a mortgage, deed of trust, deed to secure debt or similar instrument, as applicable, and "mortgagee" means the secured party under a mortgage, deed of trust, deed to secure debt or similar instrument. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP, as same may be modified in this Agreement.

                                    ARTICLE I

                                  GENERAL TERMS

            1.1.  The Loan.

            (a) On the Closing Date, subject to the terms and conditions of this Agreement, Lender shall make a loan to Borrower (the "Loan") in an amount equal to the Loan Amount. The Loan shall initially be represented by a single Note which shall bear interest as described in this Agreement at a per annum rate equal to the Initial Interest Rate.

            (b)   The Loan shall be secured by the Collateral.

            (c) Archon Financial, L.P. or its affiliate, as applicable, shall have the right at any time prior to a Securitization of the entire Loan, at Lender's sole discretion, to replace the initial Note with two or more replacement Notes, and the holder (if such holder is Archon Financial, L.P. or any affiliate of Archon Financial, L.P.) of each replacement Note shall similarly have the right at any time prior to a Securitization of the entire Loan, at such holder's sole discretion, to replace its Note with two or more replacement Notes. Each replacement Note shall be in the form of the Note so replaced, but for its principal amount and Interest Rate. The principal amount of each Note shall be determined by the applicable holder in its sole discretion, provided that the initial sum of the principal amounts of the replacement Notes shall equal the then-outstanding principal balance of the Notes that are so replaced. The Interest Rate of each replacement Note shall be determined by the applicable holder in its sole discretion, provided that the initial weighted average of such Interest Rates, weighted on the basis of the principal balances of the respective Notes, shall initially equal the Interest Rate of the Note so replaced. Borrower shall execute and return to Archon Financial, L.P. or its affiliate, as applicable, each such Note within three Business Days after Borrower's receipt of an execution copy thereof, and Borrower's failure to do so within such time period shall, at Lender's election, constitute an immediate Event of Default hereunder. If requested by Lender, Borrower shall deliver to Lender at Lender's sole cost and expense, together with such replacement Notes, an opinion of counsel with respect to the due authorization and enforceability of such replacement Notes and confirming that the delivery of such replacement Notes does not alter the conclusions reached in the legal opinions delivered to Lender at Closing. Notwithstanding anything contained herein to the contrary, the replacement Notes shall provide that (a) during the continuance of an Event of Default any prepayments made under the replacement Notes shall be applied sequentially to reduce the principal balance of the replacement Note with the highest principal balance first, and the Notes with the lowest principal balance last and (b) any prepayments made in connection with a Casualty or Condemnation shall be applied to reduce the principal balance of the replacement Notes on a pro rata, pari passu basis. Notwithstanding anything to the contrary contained herein, Lender agrees that regardless of any replacement of the Note with two or more replacement Notes, Borrower shall only be required to deal with Lender or one Servicer for any approvals, requests, deliveries or other matters set forth in this Agreement or the other Loan Documents.

            1.2.  Interest and Principal.

            (a) Commencing with the Initial Payment Date, and on each and every Payment Date thereafter, Borrower shall pay to Lender interest on each Note for the applicable Interest Accrual Period at the applicable Interest Rate (except that in each case, interest shall be payable on the Indebtedness, including due but unpaid interest, at the Default Rate with respect to any portion of such Interest Accrual Period falling during the continuance of an Event of Default, in which case the monthly payment shall be increased by the amount of Default Interest accrued on the Notes during the applicable Interest Accrual Period). On the Closing Date, Borrower shall pay interest from and including the Closing Date through the end of the first Interest Accrual Period. Interest payable hereunder shall be computed on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

            (b) No prepayments of the Loan shall be permitted except for (i) prepayments resulting from Casualty or Condemnation as described in Section 5.16(d), and (ii) a prepayment of the Loan in whole (but not in part) on any Business Day that is not more than 120 days prior to the scheduled Maturity Date and that is not less than 30 days following Lender's receipt of written notice of Borrower's intent to prepay; provided that any prepayment under this clause
(ii) shall be accompanied by all interest accrued on the amount prepaid plus, if such prepayment does not occur on a Payment Date, the amount of interest that would have accrued thereon if the Loan had remained outstanding through the end of the Interest Accrual Period in which such prepayment occurs, plus all other amounts then due under the Loan Documents. Borrower's notice of prepayment shall create an obligation of Borrower to prepay the Loan as set forth therein, but may be rescinded with five days' written notice to Lender (subject to payment of any reasonable out-of-pocket costs and expenses resulting from such rescission). In addition, Defeasance shall be permitted after the expiration of the Lockout Period as described in Section 2.1. The entire outstanding principal balance of the Loan, together with interest through the end of the applicable Interest Accrual Period and all other amounts then due under the Loan Documents, shall be due and payable by Borrower to Lender on the Maturity Date.

            (c) If all or any portion of the Principal Indebtedness is paid to Lender following acceleration of the Loan, Borrower shall pay to Lender an amount equal to the applicable Yield Maintenance Premium. Amounts received in respect of the Indebtedness during the continuance of an Event of Default shall be applied toward interest, principal and other components of the Indebtedness (in such order as Lender shall determine) before any such amounts are applied toward payment of Yield Maintenance Premiums, with the result that Yield Maintenance Premiums shall accrue as the Principal Indebtedness is repaid but no amount received from Borrower shall constitute payment of a Yield Maintenance Premium until the remainder of the Indebtedness shall have been paid in full. Borrower acknowledges that (i) a prepayment will cause damage to Lender; (ii) the Yield Maintenance Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid; (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an acceleration or any other prepayment not permitted by the Loan Documents; and
(iv) the Yield Maintenance Premium represents Lender's and Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

            (d) Any payments of interest and/or principal not paid when due hereunder shall bear interest at the applicable Default Rate and, with respect to interest payments only, when paid, if paid more than three (3) days after notice thereof, shall be accompanied by a late fee in an amount equal to 3% times the amount of such late payment. Borrower acknowledges that (i) a delinquent payment will cause damage to Lender; (ii) the late fee is intended to compensate Lender for the loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;
(iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by the delinquency; and (iv) the late fee represents Lender's and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty. Notwithstanding anything contained herein to the contrary in the event that Lender has delivered to Borrower the notice set forth in this Section 1.2(d) more than five (5) times during the term of the Loan, Lender shall no longer be required to provide the foregoing notice to Borrower and thereupon any payments of interest not paid when due hereunder when paid, shall be accompanied by a late fee in an amount equal to 3% times the amount of such late payment.

            1.3. Method and Place of Payment. Except as otherwise specifically provided in this Agreement, all payments and prepayments under this Agreement and the Notes (including any deposit into the Cash Management Account pursuant to Section 3.2(c)) shall be made to Lender not later than 2:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America by wire transfer in federal or other immediately available funds to the account specified from time to time by Lender. Any funds received by Lender after such time shall be deemed to have been paid on the next succeeding Business Day. Lender shall notify Borrower in writing of any changes in the account to which payments are to be made. If the amount received from Borrower (or from the Cash Management Account pursuant to Section 3.2(b)) is less than the sum of all amounts then due and payable hereunder, such amount shall be applied, at Lender's sole discretion, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder) and the Notes, in such sequence as Lender shall elect in its sole discretion, or toward the payment of Taxes, Operating Expenses and Capital Expenditures.

            1.4.  Taxes.

            (a) Any and all payments by the Borrower under or in respect of this Agreement or any other Loan Documents to which the Borrower is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, "Section 1.4 Taxes") with respect to payments made in respect of this Agreement, unless required by law. If the Borrower shall be required under any applicable Legal Requirements to deduct or withhold any Section 1.4 Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to the Lender, (i) Borrower shall make all such deductions and withholdings in respect of Section
1.4 Taxes, (ii) Borrower shall pay the full amount deducted or withheld in respect of Section 1.4 Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Legal Requirements, and
(iii) the sum payable by Borrower shall be increased as may be necessary so that after Borrower has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this
Section 1.4) such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes (as defined below and as modified throughout this Section 1.4). For purposes of this Agreement the term "Non-Excluded Taxes" are Section
1.4 Taxes other than Excluded Taxes. For purposes of this Agreement, "Excluded Taxes" are, in the case of a Lender, Section 1.4 Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) and branch profits taxes by the jurisdiction under the laws of which such Lender is organized or of its applicable lending office, or any political subdivision thereof, unless such Section 1.4 Taxes are imposed as a result of such Lender having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents (in which case such Section 1.4 Taxes will be treated as Non-Excluded Taxes).

            (b) In addition, Borrower hereby agrees to pay any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Loan Document (collectively, "Other Taxes").

            (c) Borrower hereby agrees to indemnify Lender for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Section 1.4 Taxes of any kind imposed by any jurisdiction on amounts payable under this Section 1.4 imposed on or paid by such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. The indemnity by Borrower provided for in this Section 1.4(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by Borrower under the indemnity set forth in this Section 1.4(c) shall be paid within thirty (30) days from the date on which Lender makes written demand therefor and provides adequate documentary evidence of payment thereof.

            (d)   Within thirty (30) days after the date of any payment of
Section 1.4 Taxes, Borrower (or any Person making such payment on behalf of Borrower) shall furnish to Lender for its own account a certified copy of the original official receipt evidencing payment thereof. For purposes of Section 1.4(e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include "Incorporated," "Inc.," "Corporation," "Corp.," "P.C.," "insurance company," or "assurance company" (a "Non-Exempt Lender") shall deliver or cause to be delivered to Borrower, on or before the date such Lender becomes a party to this Agreement or upon obsolescence or invalidity of any form previously delivered by such Lender, the following properly completed and duly executed documents:

            (i) in the case of a Non-Exempt Lender that is not a United States person, a complete and executed (x) U.S. Internal Revenue Form W-8BEN with
      Part II completed in which Lender claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or

            (ii) in the case of a Non-Exempt Lender that is an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit D (a "Section 1.4 Certificate") or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or

            (iii) in the case of a Non-Exempt Lender that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or

            (iv) in the case of a Non-Exempt Lender that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN claiming a zero rate of withholding (or any successor forms thereto) and a Section 1.4 Certificate; or

            (v) in the case of a Non-Exempt Lender that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 1.4 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, "beneficial owners"), the documents that would be required by clause (i), (ii), (iii), (iv),

      (vi), (vii) and/or this clause (v) with respect to each such beneficial owner if such beneficial owner were Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (v) are otherwise determined to be unnecessary, all such determinations under this clause (v) to be made in the sole discretion of Borrower, provided, however, that Lender shall be provided an opportunity to establish such compliance as reasonable; or

            (vi) in the case of a Non-Exempt Lender that is disregarded for U.S. federal income tax purposes, the document that would be required by clause
      (i), (ii), (iii), (iv), (v), (vii) and/or this clause (vi) of this Section 1.4(e) with respect to its beneficial owner if such beneficial owner were the Lender; or

            (vii) in the case of a Non-Exempt Lender that (A) is not a United States person and (B) is acting in the capacity as an "intermediary" (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 1.4 Certificate, and (y) if the intermediary is a "non-qualified intermediary" (as defined in U.S. Treasury Regulations), from each person upon whose behalf the "non-qualified intermediary" is acting the documents that would be required by clause (i), (ii), (iii), (iv), (v), (vi), and/or this clause
      (vii) with respect to each such person if each such person were Lender.

            Except as otherwise provided below, if at the time a Lender first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, such party is subject to any Non-Excluded Taxes on payments made under this Agreement, such Section 1.4 Taxes shall not be treated as Excluded Taxes. If the forms referred to above in this
Section 1.4(e) that are provided by a Lender at the time such Lender first becomes a party to this Agreement or, with respect to a grant of a participation, the effective date thereof, indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Excluded Taxes and shall not qualify as Non-Excluded Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date a Person becomes an assignee, successor or participant to this Agreement, Lender transferor was entitled to payments under subsection (a) of this Section 1.4, then, to such extent (and only to such extent), the term "Non-Excluded Taxes" shall include the Non-Excluded Taxes with respect to the Lender transferor as of the date of the effective date of such assignment, participation or succession, as well as any Non-Excluded Taxes that may be imposed in the future with respect to the Lender assignee.

            (f) For any period with respect to which any Lender has failed to provide Borrower with the appropriate, complete, accurate and correct form, certificate or other document described in Section 1.4(e), or any successor thereto (other than (i) if such failure is due to a change in any applicable Legal Requirements, or in the official interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided, or (ii) if such failure is due to a material expansion in the information required by the applicable form, certificate or other document, or any successor thereto, that would require material information that is not currently required and which Lender solely views as confidential, such Lender shall not be entitled to indemnification or additional amounts under subsection
(a) or (c) of this Section 1.4 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure and such Taxes shall be considered Excluded Taxes and shall not qualify as Non-Excluded Taxes; provided, however, that should a Lender become subject to otherwise Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall, at Lender's sole expense, take such steps (consistent with legal and regulatory restrictions) as such Lender shall reasonably request, to assist such Lender in recovering such Non-Excluded Taxes from the proper governmental authority. However, Borrower will not be required to take any action that would be illegal or require Borrower to disclose any tax returns or any other information that, in the sole judgment of Borrower is confidential.

            (g) Subject to Section 1.4(i), Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts or indemnification pursuant to this Section 1.4, such Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), at the sole expense of the Borrower, to designate a different lending office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts or indemnification that may thereafter accrue. However, Lender will not be required to take any action that would be legally inadvisable or commercially or otherwise disadvantageous to Lender or require Lender to disclose any tax returns or any other information that, in the sole judgment of Lender, is confidential.

            1.5. Release. Upon payment of the Indebtedness in full when permitted or required hereunder, Lender shall execute instruments prepared by Borrower and reasonably satisfactory to Lender, which, at Borrower's election:
(a) release and discharge all Liens on all Collateral securing payment of the Indebtedness (subject to Borrower's obligation to pay any associated fees and expenses), including all balances in the Collateral Accounts; or (b) assign such Liens (and the Loan Documents) to a new lender designated by Borrower.

                                   ARTICLE II

                            DEFEASANCE AND ASSUMPTION

            2.1.  Defeasance.

            (a) On any date after the expiration of the Lockout Period, provided no Event of Default is then continuing and subject to the notice requirement described in Section 2.1(c), Borrower may obtain the release of the Collateral (other than the Defeasance Collateral) from the Liens created by the Loan Documents upon the payment to Lender of all sums then due under the Loan Documents and the delivery of the following to Lender:

            (i) Defeasance Collateral sufficient to provide payments on or prior to, and in any event as close as possible to, all successive Payment Dates in an amount sufficient to make all payments of interest and principal due hereunder (including the then outstanding

      Principal Indebtedness on the Maturity Date), taking into account any income tax payable on any net annual income of Borrower or the Defeasance Borrower, as applicable;

            (ii) written confirmation from an independent certified public accounting firm reasonably satisfactory to Lender that such Defeasance Collateral is sufficient to provide the payments described in clause (i) above;

            (iii) a security agreement, in form and substance reasonably satisfactory to Lender, creating in favor of Lender a first priority perfected security interest in such Defeasance Collateral (a "Defeasance Pledge Agreement");

            (iv) an opinion of counsel for Borrower, in form and substance reasonably satisfactory to Lender and delivered by counsel reasonably satisfactory to Lender, opining (1) that the Defeasance Pledge Agreement has been duly authorized and is enforceable against Borrower in accordance with its terms and that Lender has a perfected first priority security interest in such Defeasance Collateral; (2) that the Defeasance does not constitute a "significant modification" of the Loan under Section 1001 of the Code or cause a tax to be imposed on the Securitization Vehicle; and
      (3) that the defeasance does not cause the Securitization Vehicle to be an "investment company" required to be registered under the Investment Company Act of 1940;

            (v) if the Loan has been securitized, Rating Confirmation with respect to such Defeasance;

            (vi) instruments reasonably satisfactory to Lender releasing and discharging or assigning to a third party Lender's Liens on the Collateral (other than the Defeasance Collateral and other instruments described in Section 2.1(d) below, if applicable);

            (vii) such other customary certificates, opinions, documents or instruments as Lender and the Rating Agencies may reasonably request; and

            (viii) reimbursement for any reasonable costs and expenses incurred by Lender in connection with this Section 2.1 (including customary Rating Agency and Servicer fees and expenses, reasonable fees and expenses of legal counsel and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection herewith).

Lender shall reasonably cooperate with Borrower in connection with a Defeasance to avoid the loss of mortgage recording taxes previously paid by Borrower (or its predecessors in interest), including taking the steps set forth in Section 2.1(d) below at the request of Borrower.

            (b) At the time of Defeasance, Borrower shall transfer and assign all of its interest in the Property to a third party which may be an affiliate of Borrower, unless (i) the Loan is assumed by a bankruptcy-remote entity satisfactory to Lender and the Rating Agencies to which Borrower shall transfer all of the Defeasance Collateral or the steps set forth in Section 2.1(d), or other steps required by the last sentence of Section 2.1(a) have been taken (a "Defeasance Borrower"), (ii) such Defeasance Borrower shall have executed and delivered to Lender an assumption agreement in form and substance reasonably satisfactory to Lender, such

Uniform Commercial Code financing statements as may be reasonably requested by Lender and legal opinions of counsel reasonably acceptable to Lender which are substantially equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions reasonably satisfactory to Lender and satisfactory to the Rating Agencies, and (iii) Borrower and the Defeasance Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request, in which event Borrower shall be completely released and relieved of all of its obligations under the Loan Documents except those obligations which by their terms survive the repayment of the Loan.

            (c) Borrower must give Lender and each Rating Agency at least 30 days' (and not more than 60 days') prior written notice of any Defeasance under this Section 2.1, specifying the date on which the Defeasance is to occur. If such Defeasance is not made on such date (x) Borrower's notice of Defeasance will be deemed rescinded, and (y) Borrower shall on such date pay to Lender all reasonable losses, costs and expenses suffered by Lender as a consequence of such rescission.

            (d) In connection with a total Defeasance of the Loan in compliance with and subject to Section 2.1(a) of this Agreement and upon the written request of Borrower, Lender shall assign and sell the Note and Mortgage to any Person designated by the Borrower as the purchaser of the Note and Mortgage (the "Designated Purchaser") according either (A) to the procedures set forth in the Advisory Opinion from the Commissioner of Taxation and Finance of the State of New York, dated February 25, 2000, in response to Petition No. M991230A or (B) the following procedures:

            (i) The notice required under Section 2.1(c) of this Agreement shall request that the Note and Mortgage be sold and assigned to the Designated Purchaser in exchange for the New Note;

            (ii) Borrower shall procure a loan from another lender and execute a new note to such lender evidencing such indebtedness (the "New Note"). The New Note shall have a principal balance equal to the outstanding principal balance of the Note, shall be issued and dated as of the date of the Defeasance and shall otherwise have identical terms as the Note, including the Maturity Date, except that the New Note shall be secured by the Defeasance Collateral;

            (iii) In lieu of a termination, cancellation and release of the Mortgage and the other Loan Documents, Borrower shall deliver to Lender an allonge to the Note and an assignment of Mortgage (for execution by Lender), each instrument to be made without any recourse or liability of any nature with respect to the Lender and otherwise acceptable to Lender; and

            (iv)  Upon complete satisfaction of the requirements set forth in
      Section 2.1(a) of this Agreement, Lender shall sell and assign the Note and Mortgage to the Designated Purchaser in exchange for the New Note (endorsed over to Lender) and the Defeasance Collateral.

            (e)   Upon satisfaction of the requirements contained in this
Section 2.1, Lender will execute and deliver to Borrower such instruments, prepared by Borrower and reasonably approved by Lender, as shall be necessary to release the Property from the Liens of the Loan Documents or necessary to comply with the provisions set forth in Section 2.1(d) of this Agreement.

            2.2. Assumption. The initial Borrower shall have the right to contemporaneously Transfer all of the Collateral to a Qualified Successor Borrower that will assume all of the obligations of Borrower hereunder (an "Assumption"), provided no Event of Default or material monetary Default is then continuing or would result therefrom and the following conditions are met to the reasonable satisfaction of Lender:

            (i) such Qualified Successor Borrower shall have executed and delivered to Lender an assumption agreement, in form and substance reasonably acceptable to Lender, evidencing its agreement to abide and be bound by the terms of the Loan Documents and containing representations substantially equivalent to those contained in Article IV, and such other representations (and evidence of the accuracy of such representations) as the Servicer shall reasonably request;

            (ii) such Qualified Successor Borrower shall execute and deliver such Uniform Commercial Code financing statements as may be reasonably requested by Lender;

            (iii) Sponsor shall have delivered to Lender an instrument satisfactory to Lender acknowledging the Assumption and ratifying its continued obligations under the Environmental Indemnity and Section 9.19, except that if, upon the Assumption, Borrower delivers to Lender a new environmental indemnity, cooperation agreement (if the entire Loan has not been previously Securitized) and a guaranty of recourse carveouts, in each case, in the form executed by Sponsor or otherwise in form and substance reasonably satisfactory to Lender and executed by a substitute indemnitor that meets the qualifications of a Qualified Equityholder or is otherwise reasonably satisfactory to Lender, which in each case cover indemnified matters first occurring after the date of the Assumption, then Sponsor shall have no liability for indemnified matters first occurring after the date of such Assumption;

            (iv) such Qualified Successor Borrower shall have delivered to Lender legal opinions of counsel reasonably acceptable to Lender which are equivalent to the opinions delivered to Lender on the Closing Date, including new nonconsolidation opinions which are reasonably satisfactory to Lender and satisfactory to each of the Rating Agencies; and Borrower and the Qualified Successor Borrower shall have delivered such other documents, certificates and legal opinions as Lender shall reasonably request;

            (v) such Qualified Successor Borrower shall have delivered to Lender all documents reasonably requested by it relating to the existence of such Qualified Successor Borrower and the due authorization of the Qualified Successor Borrower to assume the Loan and to execute and deliver the documents described in this Section 2.2, each in form and substance reasonably satisfactory to Lender, including a certified copy of the applicable resolutions from all appropriate persons, certified copies of the organizational documents of the Qualified Successor Borrower, together with all amendments thereto, and certificates of good standing or existence for the Qualified Successor Borrower issued as of a recent date by its state of organization and each other state where such entity, by the nature of its business, is required to qualify or register;

            (vi) the Qualified Title Insurance Policy shall have been properly endorsed to reflect the Transfer of the Property to the Qualified Successor Borrower;

            (vii) Rating Confirmation shall have been received with respect to the legal structure of the successor borrower, the documentation of the Assumption and the related legal opinions; and

            (viii) the Servicer shall have received upon request a $25,000 nonrefundable assumption fee and shall have received payment of all reasonable out-of-pocket costs and expenses incurred by Lender and Servicer, as applicable, in connection with such assumption (including reasonable attorneys' fees and costs, the cost of an endorsement to the Title Insurance Policy reflecting the conveyance of the Property to the Qualified Successor Borrower, lien search and credit investigation expenses and rating agency fees and expenses).

                                   ARTICLE III

                                    ACCOUNTS

            3.1.  Cash Management Account.

            (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank a cash management account into which income (other than de minimis items of income which are not payable by Tenants or which are not otherwise payable under Leases) from the Property will be deposited (the "Cash Management Account"). As a condition precedent to the closing of the Loan, Borrower shall cause the Cash Management Bank to execute and deliver a Cash Management Agreement which provides, inter alia, that no party other than Lender and Servicer shall have the right to withdraw funds from the Cash Management Account. The fees and expenses of the Cash Management Bank shall be paid by Borrower.

            (b) Within five Business Days following the Closing Date, Borrower shall deliver to each Tenant in the Property a written notice (a "Tenant Notice") in the form of Exhibit C instructing that (i) all payments under the Leases shall thereafter be transmitted by them directly to, and deposited directly into, the Cash Management Account or a post office box maintained by the Cash Management Bank and (ii) such instruction may not be rescinded unless and until the earliest of (A) such Tenant receives from Borrower or Lender a copy of Lender's written consent to such rescission and (B) the Maturity Date. Borrower shall send a copy of each such written notice to Lender and shall periodically redeliver such notices to each Tenant until such time as such Tenant complies therewith. Borrower shall cause all cash Revenues relating to the Property and all other money received by Borrower or the Approved Property Manager with respect to the Property (other than tenant security deposits required to be held in escrow accounts and de minimis items of income which are not payable by Tenants or which are not otherwise payable under Leases) to be deposited in the Cash Management Account by the end of the first Business Day following Borrower's or the Approved Property Manager's receipt thereof; and Borrower shall be permitted to deposit in the Cash Management Account such additional amounts as Borrower may elect.

            (c) During a Cash Trap Period, Lender shall have the right at any time, upon not less than 30 days' prior written notice to Borrower, to replace the Cash Management Bank with any other financial institution reasonably satisfactory to Borrower in which Eligible Accounts may be maintained which will promptly execute and deliver to Lender a Cash Management Agreement (and Borrower shall cooperate with Lender in connection with such transfer, including delivery of an updated Tenant Notice to each Tenant). Provided that no Cash Trap Period is in effect, Borrower shall have the right at any time, upon not less than 30 days' prior written notice to Lender, to replace the Cash Management Bank with any other Cash Management Bank selected by Borrower and acceptable to Lender in which Eligible Accounts may be maintained. If a new Cash Management Bank is selected, then Borrower, Lender and such new Cash Management Bank, as a condition to such replacement, shall execute and deliver to Lender a new Cash Management Agreement substantially in the form of the Cash Management Agreement executed and delivered in connection herewith and an updated Tenant Notice shall be delivered to each Tenant.

            3.2.  Distributions from Cash Management Account.

            (a) The Cash Management Agreement shall provide that the Cash Management Bank shall remit to an account specified by Borrower, at the end of each Business Day (or, at Borrower's election, on a less frequent basis), all amounts then contained in the Cash Management Account; provided, however, that Lender shall terminate such remittances during the continuance of an Event of Default or Cash Trap Period upon notice to the Cash Management Bank.

            (b) During a Cash Trap Period, on each Payment Date, provided no Event of Default has occurred and is continuing, Lender shall transfer amounts from the Cash Management Account, to the extent available therein, to make the following payments in the following order of priority:

            (i) to the Tax and Insurance Reserve Account, the amounts then required to be deposited therein pursuant to Section 3.4;

            (ii) to Lender, the amount of all scheduled or delinquent interest and principal on the Loan and all other amounts then due and payable under the Loan Documents (with any amounts in respect of principal paid last);

            (iii) to Borrower, an amount equal to the Budgeted Operating Expenses for the month in which such Payment Date occurs, provided that the amounts disbursed to Borrower pursuant to this clause (iii) shall be used by Borrower solely to pay Budgeted Operating Expenses for such month (Borrower agreeing that, in the event that such

      Budgeted Operating Expenses exceed the actual operating expenses for such month, such excess amounts shall be remitted by Borrower to the Cash Management Account prior to the next succeeding Payment Date) and provided further that no amounts will be disbursed to Borrower in respect of the fees of the Approved Property Manager to the extent such fees exceed 2.5% of Operating Income;

            (iv) to the Capital Expenditure Reserve Account, the amounts required to be deposited therein pursuant to Section 3.6, any additional amount required to cause the amount in the Capital Expenditure Reserve Account to equal the Budgeted Capital Expenditures for the month in which such Payment Date occurs, as well as any additional amount reasonably requested by Borrower in writing at least 3 Business Days prior to such Payment Date in respect of emergency Capital Expenditures, which written request shall be accompanied by a reasonably detailed description of the emergency;

            (v) to the TI/LC Reserve Account, any amount required to be deposited therein pursuant to Section 3.5; and

            (vi)  all remaining amounts to such accounts as Borrower may direct.

            (c) During a Cash Trap Period, if on any Payment Date the amount in the Cash Management Account shall be insufficient to make all of the transfers described in Sections 3.2(b)(i) through (v), Borrower shall deposit into the Cash Management Account on such Payment Date the amount of such deficiency. If Borrower shall fail to make such deposit, the same shall constitute an Event of Default and, in addition to all other rights and remedies provided for under the Loan Documents, Lender may disburse and apply the amounts in the Collateral Accounts in accordance with Section 3.10(c). During a Cash Trap Period, if sufficient funds are on deposit in the Cash Management Account to make all required payments hereunder, then no Event of Default shall occur hereunder due to the failure to actually make all such required payments.

            3.3.  Loss Proceeds Account.

            (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of depositing any Loss Proceeds (the "Loss Proceeds Account"), subject to the terms of the Condominium Documents.

            (b) Provided no Event of Default is continuing, funds in the Loss Proceeds account shall be applied in accordance with Section 5.16.

            3.4.  Tax and Insurance Escrow Account.

            (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts payable by Borrower in respect of Taxes, insurance premiums and Common Charges (the "Tax and Insurance Escrow Account").

            (b) Upon the occurrence of a Cash Trap Period, the Tax and Insurance Escrow Account shall be funded in an amount equal to the sum of (i) an amount sufficient to pay all

Taxes not otherwise payable directly by Tenants pursuant to their Leases by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual Taxes, plus (ii) an amount sufficient to pay all insurance premiums payable by Borrower by the 30th day prior to the date they come due, assuming subsequent monthly fundings on Payment Dates of 1/12 of projected annual insurance premiums, plus (iii) $100,000.00 with respect to Common Charges, which amount shall be increased on each anniversary of the date hereof to an amount equal to the product of (a) $100,000.00 and (b) the Consumer Price Index Fraction.

            (c) During a Cash Trap Period, on each subsequent Payment Date, an additional deposit shall be made therein in an amount equal to the sum of:

                  (A) 1/12 of the Taxes that Lender reasonably estimates, based on information provided by Borrower, will be payable by Borrower during the next ensuing 12 months, plus

                  (B) 1/12 of the insurance premiums that Lender reasonably
            estimates, based on information provided by Borrower, will be payable by Borrower during the next ensuing 12 months; plus

                  (C) if and to the extent that such amount is not already being maintained, then, on the first Payment Date subsequent to each anniversary of the date hereof, an amount such that on such Payment Date the amount specified in Section 3.3(b)(iii) above is maintained with respect to Common Charges;

provided, however, that if at any time Lender reasonably determines that the amount in the Tax and Insurance Escrow Account will not be sufficient to accumulate (upon payment of subsequent monthly amounts in accordance with the provisions of this Agreement) the full amount of all installments of Taxes, insurance premiums and Common Charges payable by Borrower by the date on which such amounts come due, then Lender shall notify Borrower of such determination and on the next Payment Date Borrower shall increase its monthly payments to the Tax and Insurance Escrow Account by the amount that Lender reasonably estimates is sufficient to achieve such accumulation.

            (d) Borrower shall provide Lender with copies of all tax, insurance and Common Charges bills relating to the Property promptly after Borrower's receipt thereof. Lender will apply amounts in the Tax and Insurance Escrow Account toward the purposes for which such amounts are deposited therein. In connection with the making of any payment from the Tax and Insurance Escrow Account, Lender may cause such payment to be made according to any bill, statement or estimate procured from the appropriate public office, insurance carrier or the Association or any board thereof or pursuant to the Condominium Documents, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless given written advance notice by Borrower of such inaccuracy, invalidity or other contest.

            (e) Upon the termination of a Cash Trap Period, provided no Event of Default is then continuing, Lender shall remit to Borrower the amount then contained in the Tax and Insurance Escrow Account.

            (f) Notwithstanding anything to the contrary contained herein, in lieu of making deposits to the Tax and Insurance Escrow Account, Borrower shall be permitted to deliver to Lender a Qualified Letter of Credit or a Qualified Guarantee in such amount.

            3.5.  TI/LC Reserve Account.

            (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts in respect of Tenant Improvements and Leasing Commissions (the "TI/LC Reserve Account").

            (b) On each Payment Date during the continuance of a Cash Trap Period, there shall be deposited into the TI/LC Reserve Account an amount equal to the Monthly TI/LC Amount.

            (c) Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the TI/LC Reserve Account to reimburse Borrower for Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with a new Lease (or Lease extension, Lease renewals or Lease amendments) entered into in accordance herewith, provided that:

            (i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

            (ii) Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement; and

            (iii) Lender may condition the making of a requested disbursement on
      (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

            (d) During a Cash Trap Period, whenever a Lease is terminated, whether by buy-out, cancellation, default or otherwise, and Borrower receives any payment, fee or penalty in respect of such termination (a "Termination Fee"), Borrower shall promptly cause such Termination Fee to be deposited into the TI/LC Reserve Account. Provided no Event of Default has occurred and is continuing, (i) Lender shall disburse such Termination Fee to Borrower at the written request of Borrower in respect of Leasing Commissions and Tenant Improvement costs incurred by Borrower in connection with a replacement Lease entered into in accordance with the terms of this Agreement in respect of the space covered by such terminated Lease and (ii) the remainder of such Termination Fee, if any, shall be remitted to the Cash Management Account after the space covered by such terminated Lease has been relet, the replacement Tenant is in occupancy and has commenced paying rent under the replacement Lease and all Leasing Commissions and Tenant Improvement costs relating to the initial lease term for such space have been paid.

            (e) Upon the termination of a Cash Trap Period, provided no Event of Default is then continuing, Lender shall remit to Borrower the amount then contained in the TI/LC Reserve Account.

            (f) Notwithstanding anything to the contrary contained herein, in lieu of making deposits to the TI/LC Reserve Account, Borrower shall be permitted to deliver to Lender a Qualified Letter of Credit or a Qualified Guarantee in such amount.

            3.6.  Capital Expenditure Reserve Account.

            (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving amounts in respect of Capital Expenditures (the "Capital Expenditure Reserve Account").

            (b) On each Payment Date during the continuance of a Cash Trap Period, there shall be deposited into the Capital Expenditure Reserve Account an amount equal to the Monthly Capital Expenditure Reserve Amount.

            (c) Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Capital Expenditure Reserve Account to reimburse Borrower for Capital Expenditures; provided that:

            (i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

            (ii) Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement; and

            (iii) Lender may condition the making of a requested disbursement on
      (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

            (d) Upon the termination of a Cash Trap Period, provided no Event of Default is then continuing, Lender shall remit to Borrower the amount then contained in the Capital Expenditure Reserve Account.

            (e) Notwithstanding anything to the contrary contained herein, in lieu of making deposits to the Capital Expenditure Reserve Account, Borrower shall be permitted to deliver to Lender a Qualified Letter of Credit or a Qualified Guarantee in such amount.

            3.7.  Intentionally Omitted.

            3.8.  Unfunded Obligations Account.

            (a) On or prior to the Closing Date, Borrower shall establish and thereafter maintain with the Cash Management Bank an account for the purpose of reserving an amount in respect of Unfunded Obligations required to be funded by Borrower (the "Unfunded Obligations Account").

            (b) On the Closing Date, Borrower shall either (x) deposit into the Unfunded Obligations Account, from the proceeds of the Loan, an amount equal to the Unfunded Obligations Amount, or (y) deliver to Lender a Qualified Letter of Credit or Qualified Guarantee in such amount.

            (c) Borrower shall, as applicable (and excluding Unfunded Obligations that constitute free rent), either pay for and/or perform the Unfunded Obligations in a diligent and workmanlike manner. Upon the request of Borrower at any time that no Event of Default is continuing (but not more often than once per calendar month), Lender shall cause disbursements to Borrower from the Unfunded Obligations Account to reimburse Borrower for reasonable costs and expenses incurred in the performance of Unfunded Obligations (or, if applicable, shall permit the reduction of the amount of the Qualified Letter of Credit or Qualified Guarantee by the amount that would have been so disbursed), provided that

            (i) Borrower shall deliver to Lender invoices evidencing that the costs for which such disbursements are requested are due and payable;

            (ii) Borrower shall deliver to Lender an Officer's Certificate confirming that all such costs have been previously paid by Borrower or will be paid from the proceeds of the requested disbursement; and

            (iii) Lender may condition the making of a requested disbursement on
      (1) reasonable evidence establishing that Borrower has applied any amounts previously received by it in accordance with this Section for the expenses to which specific draws made hereunder relate, (2) a reasonably satisfactory site inspection, and (3) receipt of lien releases and waivers from any contractors, subcontractors and others with respect to such amounts.

            (d) If Borrower satisfies its obligation under Section 3.8(b) by providing a letter of credit which at any time ceases to be a Qualified Letter of Credit or a guarantee which at any time ceases to be a Qualified Guarantee, Borrower shall, within 10 Business Days thereafter, either (x) deliver to Lender, as applicable, a Qualified Letter of Credit or Qualified Guarantee in the amount required under Section 3.8(b) or (y) deposit into the Unfunded Obligations

Account the amount that would be contained therein had Borrower deposited the Unfunded Obligations Amount therein on the Closing Date and subsequently withdrawn therefrom all amounts that would have been permitted to be withdrawn therefrom pursuant to Section 3.8(c).

            (e) Once any of the Unfunded Free Rent Obligations, Unfunded Tenant Allowance Obligations, Unfunded Existing Lease Commission Obligations and Unfunded Vacant Space Obligations have been reduced to zero, provided no Event of Default is then continuing, the remainder of the portion of the Unfunded Obligations Account held for such line item (as shown adjacent to such line item on Schedule D) shall promptly be remitted to Borrower and once all such amounts are remitted to Borrower, the Unfunded Obligations Account will no longer be maintained.

            (f)   Notwithstanding anything to the contrary in this Section 3.8,
(i) with respect to the portion of the Unfunded Obligations that are identified on Schedule D as obligations for free rent under the Container Store Lease (the "Unfunded Free Rent Obligations"), such Unfunded Free Rent Obligations shall be reduced each month by an amount equal to $376,280 and such Unfunded Free Rent Obligations shall be reduced to $0 upon the earlier of (x) March 1, 2006 and (y) the date that the Container Store, Inc. first occupies any portion of the leased premises for conduct of business, but (in the case of this clause (y), not earlier than 180 days after the Possession Date (as defined in the Container Store Lease);

            (ii) with respect to the portion of the Unfunded Obligations that are identified on Schedule D as unpaid tenant allowances (the "Unfunded Tenant Allowance Obligations"), such Unfunded Tenant Allowance Obligations shall be reduced as and when Borrower delivers evidence reasonably satisfactory to Lender that such amounts have been paid by or on behalf of the Borrower or as and when the Borrower delivers evidence reasonably satisfactory to Lender that Borrower is otherwise released from its obligations to pay such amounts;

            (iii) with respect to the portion of the Unfunded Obligations that are identified on Schedule D as unpaid leasing commissions for existing leases (the "Unfunded Existing Leasing Commission Obligations"), such Unfunded Existing Leasing Commission Obligations shall be reduced as and when Borrower delivers evidence reasonably satisfactory to Lender that such amounts have been paid by or on behalf of Borrower or as and when the Borrower delivers evidence reasonably satisfactory to Lender that Borrower is otherwise released from its obligations to pay such amounts; and

            (iv) with respect to the portion of the Unfunded Obligations that are identified on Schedule D as future tenant leasing costs for currently vacant space (the "Unfunded Vacant Space Obligations"), such Unfunded Vacant Space Obligations shall be reduced as and when Borrower delivers evidence reasonably satisfactory to Lender that Borrower has paid the cost of any tenant allowances or improvements or leasing commissions or as and when any free rent period granted to a tenant expires (such reduction to be made on a monthly basis) all with respect to any of the rentable space that is vacant in the Borrower Unit as of the date hereof and shall be reduced to zero when Borrower delivers evidence reasonably satisfactory to Lender that all such vacant space has been leased and no further obligations for tenant allowances or improvements, Leasing Commissions or free rent exist.

            Upon any reduction of any of the Unfunded Free Rent Obligations, Unfunded Tenant Allowance Obligations, Unfunded Existing Leasing Commission Obligations or Unfunded Vacant Space Obligations, the amount of any Qualified Letter of Credit or Qualified Guaranty given in respect thereof shall be commensurately reduced. Once all Unfunded Free Rent Obligations, Unfunded Tenant Allowance Obligations, Unfunded Existing Leasing Commission Obligations and Unfunded Vacant Space Obligations have been reduced to zero, any Qualified Letter of Credit or Qualified Guaranty given in respect thereof shall be returned or released.

            3.9.  Intentionally Omitted.

            3.10. Account Collateral.

            (a) Borrower hereby grants a perfected first-priority security interest in favor of Lender in and to the Account Collateral as security for the Indebtedness, together with all rights of a secured party with respect thereto. Each Collateral Account shall be an Eligible Account under the sole dominion and control of Lender and shall be in the name of Borrower subject to Lender's Lien on the Collateral Accounts. Borrower shall have no right to make withdrawals from any of the Collateral Accounts. Funds in the Collateral Accounts shall not be commingled with any other monies at any time. Borrower shall execute any additional documents that Lender in its reasonable discretion may require and shall provide all other evidence reasonably requested by Lender to evidence or perfect its first-priority security interest in the Account Collateral.

            (b) The insufficiency of amounts contained in the Collateral Accounts shall not relieve Borrower from its obligation to fulfill all covenants contained in the Loan Documents.

            (c) During the continuance of an Event of Default, Lender may, in its sole discretion, apply funds in the Collateral Accounts, and funds resulting from the liquidation of Permitted Investments contained in the Collateral Accounts, either toward the components of the Indebtedness (e.g., interest, principal and other amounts payable hereunder), the Loan and the Notes in such sequence as Lender shall elect in its sole discretion, and/or toward the payment of Taxes, Operating Expenses and Capital Expenditures.

            3.11. Permitted Investments.

            (a) So long as no Event of Default shall be continuing, Borrower shall be permitted to direct the investment of the funds from time to time held in the Collateral Accounts in Permitted Investments and to sell or liquidate such Permitted Investments and reinvest proceeds from such sale or liquidation in other Permitted Investments (but Lender shall have no liability whatsoever in respect of any failure by the Cash Management Bank to do so), with all such proceeds and reinvestments to be held in the applicable Collateral Account; provided, however, that the maturity of an adequate portion of the Permitted Investments on deposit in the Collateral Accounts shall be no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn therefrom pursuant to this Agreement, and provided further that Borrower shall remit into the applicable Collateral Account an amount equal to any losses realized on Permitted Investments contained therein. No Permitted Investment shall be liquidated at a loss at the direction of Borrower except to the extent necessary to make a required payment to Lender on a Payment Date.

            (b) All income and gains from the investment of funds in the Collateral Accounts shall be retained in the Collateral Accounts from which they were derived and shall belong to Borrower, subject to Lender's Lien thereon. As between Borrower and Lender, Borrower shall treat all income, gains and losses from the investment of amounts in the Collateral Accounts as its income or loss for federal, state and local income tax purposes.

            (c) After the Loan and all other Indebtedness have been paid in full, the Collateral Accounts shall be closed and the balances therein, if any, shall be paid to Borrower.

            3.12. Bankruptcy. Borrower and Lender acknowledge and agree that upon the filing of a bankruptcy petition by or against Borrower under the Bankruptcy Code, the Account Collateral and the Revenues (whether then already in the Collateral Accounts, or then due or becoming due thereafter) shall be deemed not to be property of Borrower's bankruptcy estate within the meaning of
Section 541 of the Bankruptcy Code. If, however, a court of competent jurisdiction determines that, notwithstanding the foregoing characterization of the Account Collateral and the Revenues by Borrower and Lender, the Account Collateral and/or the Revenues do constitute property of Borrower's bankruptcy estate, then Borrower and Lender further acknowledge and agree that all such Revenues, whether due and payable before or after the filing of the petition, are and shall be cash collateral of Lender. Borrower acknowledges that Lender does not consent to Borrower's use of such cash collateral and that, in the event Lender elects (in its sole discretion) to give such consent, such consent shall only be effective if given in writing signed by Lender. Except as provided in the immediately preceding sentence, Borrower shall not have the right to use or apply or require the use or application of such cash collateral (i) unless Borrower shall have received a court order authorizing the use of the same, and
(ii) Borrower shall have provided such adequate protection to Lender as shall be required by the bankruptcy court in accordance with the Bankruptcy Code.

                                   ARTICLE IV
                                 REPRESENTATIONS

            Borrower represents to Lender that, as of the Closing Date, except as set forth in the Exception Report:

            4.1.  Organization.

            (a) Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited liability company in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) Borrower has no subsidiaries and does not own any equity interest in any other Person.

            (c) The organizational chart contained in Schedule H is true and correct as of the date hereof.

            4.2. Authorization. Borrower has the power and authority to enter into this Agreement and the other Loan Documents, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by the Loan Documents and has by proper action duly authorized the execution and delivery of the Loan Documents.

            4.3. No Conflicts. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof will (i) violate or conflict with any provision of its operating agreement, certificate of formation or other governance document, (ii) violate any law, regulation (including Regulation U, Regulation X or Regulation T), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, contract or other Material Agreement to which Borrower or Sponsor is a party or by which Borrower or Sponsor may be bound, or (iv) result in or require the creation of any Lien or other charge or encumbrance upon or with respect to the Collateral in favor of any party other than Lender.

            4.4. Consents. No consent, approval, authorization or order of, or qualification with, any court or Governmental Authority is required in connection with the execution, delivery or performance by Borrower of this Agreement or the other Loan Documents, except for any of the foregoing which have already been obtained.

            4.5. Enforceable Obligations. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower's legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.

            4.6. No Default. No Default or Event of Default will exist immediately following the making of the Loan.

            4.7. Payment of Taxes. Borrower has filed (or has obtained extensions for filing), or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and timely paid all amounts of taxes stated to be due on such returns (including interest and penalties) except for taxes which are not yet delinquent and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it necessary to preserve the Liens in favor of Lender.

            4.8. Compliance with Law. Borrower, the Property and the use thereof comply in all respects with all applicable Insurance Requirements and Legal Requirements, including building and zoning ordinances and codes except where the failure to so comply would not result in a Material Adverse Effect. The Property conforms to current zoning requirements (including requirements relating to parking) and is neither an illegal nor a legal nonconforming use. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority the violation of which could result in a Material Adverse Effect. There has not been committed by or on behalf of Borrower or, to the best of Borrower's knowledge, any other person in occupancy of or involved with the operation or use of the Property, any act or omission affording any federal Governmental Authority or any state or local Governmental Authority the right of forfeiture as against the Property or any portion thereof or any monies paid in performance of its obligations under any of the Loan Documents. Neither Borrower nor Sponsor has purchased any portion of the Property with proceeds of any illegal activity.

            4.9. ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or
Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

            4.10. Government Regulation. Borrower is not an "investment company", or a company "controlled" by an "investment company", registered or required to be registered under the Investment Company Act of 1940, as amended. Borrower is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" or either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            4.11. No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it.

            4.12. Other Debt. Borrower does not have outstanding any Debt other than Permitted Debt.

            4.13. Litigation. To the best of Borrower's knowledge, there are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other agency now pending, or threatened against or affecting Borrower or the Property, in each case, except as listed in the Exception Report, and to the best of Borrower's knowledge, there are no actions, suits, proceedings, arbitrations or governmental investigations by or before any Governmental Authority or other agency now pending, or threatened, against or affecting Borrower or the Property, in each case, whether or not listed in the Exception Report, which alone or in the aggregate, if determined against Borrower or the Property, could result in a Material Adverse Effect.

            4.14. Leases; Material Agreements.

            (a) Borrower has delivered to Lender true and complete copies of all Leases. No person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases. The rent roll attached to this Agreement as Schedule E (the "Rent Roll") is true and correct as of the Closing Date. Except as indicated on the Rent Roll, no security deposits are being held by Borrower, no Tenant has any extension, renewal or termination options, no Tenant or other party has any option (except for the expansion option set forth in Article 36 of the Bloomberg Lease), right of first refusal or similar preferential right to purchase or lease all or any portion of the Property, no fixed rent has been paid more than 30 days in advance of its due date and no payments of rent are more than 30 days delinquent.

            (b) Except as indicated in Schedule D, all work to be performed by the landlord under the Leases has been substantially performed, all contributions to be made by the landlord to the Tenants thereunder have been made, all other conditions to each Tenant's obligations thereunder have been satisfied, no Tenant has the right to require Borrower to perform or finance Tenant Improvements or Material Alterations and no Leasing Commissions are owed or would be owed upon the exercise of any Tenant's existing renewal or expansion options.

            (c)   There are no Material Agreements except as listed on Schedule
F. Borrower has made available to Lender true and complete copies of all Material Agreements. Each Material Agreement has been entered into at arm's length in the ordinary course of business by or on behalf of Borrower.

            (d) The Leases and the Material Agreements are in full force and effect and there are no defaults thereunder by Borrower or, to Borrower's best knowledge, any other party thereto. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other material agreement or instrument to which it is a party or by which it or the Property is bound.

            4.15. Full and Accurate Disclosure. To Borrower's knowledge, no statement of fact heretofore delivered by Borrower to Lender in writing in respect of the Property or the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein not misleading unless subsequently corrected. There is no fact presently actually known to Borrower which has not been disclosed to Lender which is reasonably likely to result in a Material Adverse Effect.

            4.16. Financial Condition. All financial data concerning Borrower and the Property heretofore provided to Lender fairly presents in accordance with GAAP the financial position of Borrower in all material respects, as of the date on which it was made, and does not omit to state any fact necessary to make statements contained herein or therein not misleading. Since the delivery of such data, except as otherwise disclosed in writing to Lender, there have occurred no changes or circumstances presently known to Borrower and relating to Borrower or the Property which have had or are reasonably likely to result in a Material Adverse Effect.

            4.17. Single-Purpose Requirements. Borrower is now, and has always been since its formation, a Single-Purpose Entity.

            4.18. Location of Chief Executive Offices. The location of Borrower's principal place of business and chief executive office is the address listed in Section 9.4.

            4.19. Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

            4.20. Labor Matters. Borrower is not a party to any collective bargaining agreements.

            4.21. Title. Borrower owns good and insurable title in fee to the Property and good title to the related personal property to the extent not owned by Tenants, to the Collateral Accounts and to any other Collateral, in each case free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgage and the Assignment of Leases, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected first priority Lien on the Property and the rents therefrom, enforceable as such against creditors of and purchasers from Borrower and subject only to Permitted Encumbrances, and (ii) perfected Liens (pursuant to the Uniform Commercial Code of the State of Delaware) in and to all personalty owned by Borrower, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not and will not materially and adversely affect or interfere with the value, or current use or operation, of the Property, or the security intended to be provided by the Mortgage or Borrower's ability to repay the Indebtedness in accordance with the terms of the Loan Documents. Except as insured over by a Qualified Title Insurance Policy, there are no claims for payment for work, labor or materials affecting the Property which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. No creditor of Borrower other than Lender has in its possession any goods that constitute or evidence the Collateral.

            4.22. No Encroachments. Except as shown on the Qualified Survey, all of the improvements on the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining property encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as, in either case, to adversely affect the value or marketability of the Property, except those which are insured against by a Qualified Title Insurance Policy.

            4.23. Physical Condition.

            (a) To Borrower's knowledge, except for matters set forth in the Engineering Reports, the Property (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) is in good condition, order and repair in all respects material to its use, operation or value.

            (b) Except for matters set forth in the Engineering Report, Borrower is not aware of any material structural or other material defect or damages in the Property, whether latent or otherwise.

            (c) Borrower has not received and is not aware of any other party's receipt of notice from any insurance company or bonding company of any defects or inadequacies in the Property which would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            4.24. Fraudulent Conveyance. Borrower has not entered into the Transaction or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Closing Date, the fair salable value of Borrower's aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower's probable aggregate liabilities (including subordinated, unliquidated, disputed and Contingent Obligations). Borrower's aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including Contingent Obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

            4.25. Management. Except for any Approved Management Agreement, Borrower is not a party to any property management agreement that is in effect with respect to the Property.

            4.26. Condemnation. No Condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any material portion of the Property or for the relocation of roadways providing access to the Property.

            4.27. Utilities and Public Access. The following statements are accurate in all material respects:

            (i) The Property has adequate rights of access to dedicated public ways (and makes no material use of any means of access or egress that is not pursuant to such dedicated public ways or recorded, irrevocable rights-of-way or easements) and is adequately served by all public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed.

            (ii) All such utilities are located in the public right-of-way abutting the premises or in areas ("Easement Areas") that are the subject of recorded irrevocable easement agreements which benefit the Property and which are listed in Schedule A of the Qualified Title Insurance Policy so as to be included in the coverage thereof.

            (iii) All such utilities are connected so as to serve the Property without passing over other property other than Easement Areas.

            (iv) All roads necessary for the full utilization of the Property for its current purpose have been completed and are either part of the Property (by way of deed, easement or ground lease) or dedicated to public use and accepted by all Governmental Authorities.

            4.28. Environmental Matters. Except as disclosed in the Environmental Reports:

            (i) The Property is in compliance in all material respects with all Environmental Laws applicable to the Property (which compliance includes, but is not limited to, the possession of, and compliance with, all environmental, health and safety permits, approvals, licenses, registrations and other governmental authorizations required in connection with the ownership and operation of the Property under all Environmental
      Laws).

            (ii) No Environmental Claim is pending with respect to the Property, nor, to Borrower's knowledge, is any threatened, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower or the Property.

            (iii) Without limiting the generality of the foregoing, there is not present at, on, in or under the Property, any Hazardous Substances, PCB-containing equipment, asbestos or asbestos containing materials, underground storage tanks or surface impoundments for any Hazardous Substance, lead in drinking water (except in concentrations that comply with all Environmental Laws), or lead-based paint.

            (iv) There have not been and are no past, present or threatened Releases of any Hazardous Substance from or at the Property that are reasonably likely to form the basis of any Environmental Claim, and, to Borrower's knowledge, there is no threat of any Release of any Hazardous Substance migrating to the Property.

            (v) No Liens are presently recorded with the appropriate land records under or pursuant to any Environmental Law with respect to the Property and, to Borrower's best knowledge, no Governmental Authority has been taking any action to subject the Property to Liens under any Environmental Law.

            (vi) There have been no material environmental investigations, studies, audits, reviews or other analyses conducted by or that are in the possession of Borrower in relation to the Property which have not been made available to Lender.

            4.29. Assessments. There are no pending or, to Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

            4.30. No Joint Assessment. Borrower has not suffered, permitted or initiated the joint assessment of the Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes which may be levied against such other real property or personal property shall be assessed or levied or charged to the Property as a single Lien.

            4.31. Separate Lots. No portion of the Property is part of a tax lot that also includes any real property that is not Collateral.

            4.32. Permits; Certificate of Occupancy. Borrower has obtained all Permits necessary for the present and contemplated use and operation of the Property, except to the extent that failure to obtain or maintain such Permits would not result in a Material Adverse Effect. The uses being made of the Property are in conformity in all material respects with the certificate of occupancy and/or Permits for the Property and any other restrictions, covenants or conditions affecting the Property.

            4.33. Flood Zone. None of the Improvements on the Property is located in an area identified by the Federal Emergency Management Agency or the Federal Insurance Administration as a "100 year flood plain" or as having special flood hazards (including Zones A, B, C, V and X and Shaded X areas), or, to the extent that any portion of the Property is located in such an area, the Property is covered by flood insurance meeting the requirements set forth in
Section 5.15(a)(ii).

            4.34. Security Deposits. Borrower is in compliance in all material respects with all Legal Requirements relating to security deposits.

            4.35. Intentionally Omitted.

            4.36. Insurance. Borrower has obtained or caused to be obtained insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. All premiums on such insurance policies required to be paid as of the Closing Date have been paid for the current policy period. To Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

            4.37. Condominium. (a) Borrower has a 12.5492% aggregate percentage interest in the General Common Elements of the Condominium. Borrower has a proportionate interest in the Retail Common Elements, the Retail Limited Common Elements, the Commercial Limited Common Elements and the Commercial Common Elements as specified in the Condominium Documents. The remaining 87.4508% aggregate percentage interest in the General Common Elements of the Condominium is owned as specified on Schedule I. The Borrower Unit and the Units owned by the other parties described in this paragraph (a) are the only Units in the Condominium.

            (b) Each Condominium Document is in full force and effect and constitutes the binding obligation of Borrower and, to Borrower's knowledge, each other party thereto.

            (c) Except as expressly set forth in the Exception Report or which has previously been delivered to Lender, Borrower has not consented to any amendment or modification (oral or written) of any of the Condominium Documents, nor, to Borrower's knowledge, does any such amendment or modification (oral or written) of any of the Condominium Documents exist.

            (d) No events exist which, now or after the passage of time, or both, would constitute a default by Borrower under any of the Condominium Documents (unless such default would not cause a Material Adverse Effect). In addition, to Borrower's knowledge, no events exist which, now or after the passage of time, or both, would constitute a default by any party other than Borrower under any of the Condominium Documents (unless such default would not cause a Material Adverse Effect).

            (e) Except as set forth in the Exception Report, there are no sums which are due and payable by Borrower under any of the Condominium Documents to either the Association or the owners of the Units other than the Borrower Unit, which sums remain unpaid. In addition, except as set forth in the Exception Report, to Borrower's knowledge, there are no sums due and payable by the Association or the owners of the Units other than the Borrower Unit and other than the residential Units under any of the Condominium Documents to Borrower, which sums remain unpaid.

            (f) The current budgeted annual Common Charges for the Borrower Unit are $1,830,580.

            (g) To Borrower's knowledge, there are no currently outstanding special assessments under the Condominium Documents, and, to Borrower's knowledge, none are presently contemplated.

            (h) As of the date hereof, the sole members of the board of directors of the Association are Sandeep Mathrani, who was appointed by Borrower, David Greenbaum, Joe Macnow and Steven Roth, who were appointed by the Office Unit Owners, and Michael Fascitelli, who represents the Residential Unit Owners. As of the date hereof, the Commercial Board is comprised of the Retail Board and the Office Board.

            (i) To Borrower's knowledge, the Association has not encumbered the Common Elements or any other property of the Condominium; provided, however, that the Units other than the Borrower Units and the Common Elements appurtenant thereto may be encumbered by separate mortgage debt.

            (j) No disputes between Borrower and the owners of the Units other than the Borrower Unit and/or the Association, and, to Borrower's knowledge, no dispute between the owners of the Units other than the Borrower Unit and the Association have been submitted to the board of directors of the Association or any other Person for resolution in accordance with the provisions of the Declaration.

            (k) To Borrower's knowledge, there are no actions, whether voluntary or otherwise, pending against the owners of the Units other than the residential Units and other than the Borrower Unit or the Association pursuant to the bankruptcy or insolvency laws of the United States or any state thereof, and none has been threatened.

            (l) Neither the Association nor the owners of the Units other than the Borrower Unit have any purchase, lease or other options or rights of first refusal with respect to the Property pursuant to the Condominium Documents or otherwise.

            4.38. No Dealings. Neither Borrower nor the Sponsor is aware of any unlawful influence on the assessed value of the Property.

            4.39. Estoppel Certificates. Borrower has delivered to Lender true and complete copies of each estoppel certificate received back from any such Tenant prior to the Closing Date.

            4.40. Survival. Borrower agrees that all of the representations of Borrower set forth in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Indebtedness is outstanding. All representations, covenants and agreements made by Borrower in this Agreement or in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. On or prior to one (1) year from the date hereof, on not less than three days' prior written notice, Borrower shall deliver to Lender a certification (x) confirming that all of the representations contained in this Agreement are true and correct as of the date of such certification, or (y) otherwise specifying any changes in or qualifications to such representations as of such date as may be necessary to make such representations consistent with the facts as they exist on such date.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

            5.1. Existence. Borrower and, if applicable, each Single-Purpose Equityholder shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a limited liability company and all rights, licenses, Permits, franchises and other agreements necessary for the continued use and operation of its business except to the extent that failure to so do any of the foregoing would not result in a Material Adverse Effect. Borrower and, if applicable, each Single-Purpose Equityholder shall deliver to Lender a copy of each amendment or other modification to any of its organizational documents promptly after the execution thereof.

            5.2. Maintenance of Property. Borrower will keep the Property in good working order and repair, reasonable wear and tear excepted. Subject to
Section 6.13, Borrower shall from time to time make, or cause to be made, all reasonably necessary and desirable repairs, renewals, replacements, betterments and improvements thereto.

            5.3. Compliance with Legal Requirements. Subject to Section 5.4(ii), Borrower shall comply with and be operated, maintained, repaired and improved in compliance with, all Legal Requirements, Insurance Requirements and all material contractual obligations by which Borrower is legally bound, except to the extent that failure to so do any of the foregoing would not result in a Material Adverse Effect.

            5.4. Impositions and Other Claims. (i) Subject to Section 5.4(ii) hereof, Borrower shall pay and discharge all taxes, assessments and governmental charges levied upon it, its income and its assets prior to the time when such taxes, assessments and charges become delinquent, as well as all lawful claims for labor, materials and supplies or otherwise, subject to any rights to contest contained in Section 5.4(ii) hereof. Borrower shall timely file all federal, state and local tax returns and other reports that it is required by law to file. If any law or regulation applicable to Lender, any Note, the Property or the Mortgage is enacted that deducts from the value of property for the purpose of taxation any Lien thereon, or imposes upon Lender the payment of the whole or any portion of the taxes or assessments or charges or Liens required by this Agreement to be paid by Borrower, or changes in any way the laws or regulations relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to affect the Mortgage, the Indebtedness or Lender, then Borrower, upon demand by Lender, shall pay such taxes, assessments, charges or Liens, or reimburse Lender for any amounts paid by Lender.

            (ii) Nothing contained herein shall be deemed to require Borrower to pay, or cause to be paid, any taxes, assessments or governmental charges, to satisfy any Lien, or to comply with any Legal Requirement, Insurance Requirement or material contractual obligation, so long as Borrower is in good faith, and by proper legal proceedings, where appropriate, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (i) no Event of Default shall exist and be continuing hereunder, (ii) Borrower shall keep Lender informed of such contest at reasonable intervals, (iii) if Borrower is not providing security as provided in clause (v) below, adequate reserves with respect thereto are maintained on Borrower's books or in the Tax and Insurance Escrow Account, (iv) such contest operates to suspend collection or enforcement as the case may be, of the contested tax, assessment, governmental charge, Lien or Legal Requirement and such contest is maintained and prosecuted continuously and with diligence or the tax, assessment, governmental charge or Lien is bonded, (v) in the case of taxes, assessments, governmental charges and Liens in excess of $5,000,000 individually, or in the aggregate, which are not bonded, during such contest, Borrower, shall deposit with or deliver to Lender either cash and cash equivalents or a Letter or Letters of Credit or Qualified Guarantee in an amount equal to 110% of (A) the amount of Borrower's obligations being contested plus (B) any additional interest, charge, or penalty arising from such contest; provided, however, Borrower shall not be required to deliver such additional collateral if in Lender's sole but reasonable discretion provision is made to Lender for protection of Lender's interest in the Property, (vi) in the case of Insurance Requirements or material contractual obligations, such right to contest does not result in a termination of the insurance coverage or the termination of the material contract, respectively. Notwithstanding the foregoing, the creation of any such reserves or the furnishing of any bond or other security, Borrower promptly shall comply with any contested Legal Requirement or Insurance Requirement or material contractual obligation shall pay any contested tax, assessment, governmental charge or Lien, and compliance therewith or payment thereof shall not be deferred, if, at any time the Property or any portion thereof shall be, in Lender's reasonable judgment, in imminent danger of being forfeited or lost, any insurance coverage or material contract is in imminent danger of being terminated or Lender is likely to be subject to civil or criminal damages as a result thereof. If such action or proceeding is terminated or discontinued adversely to Borrower, Borrower shall deliver to Lender reasonable evidence of Borrower's compliance with such contested tax, assessment, governmental charge, Lien or Legal Requirements, Insurance Requirements or material contractual obligations, as the case may be.

            5.5. Access to Property. Borrower shall permit agents, representatives and employees of Lender and the Servicer (who shall be accompanied by a representative of Borrower) to inspect the Property or any portion thereof, and/or the books and records of Borrower, at such reasonable times on Business Days as may be requested by Lender upon reasonable advance notice subject to the terms of the Leases.

            5.6. Cooperate in Legal Proceedings. Except with respect to any claim by Borrower against Lender, Borrower shall cooperate fully with Lender with respect to any proceedings before any Governmental Authority which may in any way affect the rights of Lender hereunder or under any of the Loan Documents and, in connection therewith, Lender may, at its election, participate or designate a representative to participate in any such proceedings.

            5.7. Leases.

            (a) Borrower shall furnish Lender with executed copies of all Leases, together with a detailed breakdown of income and cost associated therewith. All new Leases and renewals or amendments of Leases must be entered into on an arms-length basis with Tenants whose identity and creditworthiness is appropriate for tenancy in a property of comparable quality, must provide for rental rates and other economic terms which, taken as a whole, are at least equivalent to then-existing market rates, based on the applicable market, and must contain terms and conditions that are commercially reasonable (in each case, unless Lender consents to such Lease in its sole discretion). All new Leases must provide that they are subject and subordinate to any current or future mortgage financing on the Property and that the Tenant agrees to attorn to any foreclosing mortgagee at such mortgagee's request, provided such mortgagee provides a nondisturbance agreement to the Tenant in form and substance contained in Exhibit D to the Mortgage or another form requested by a Tenant which form is reasonably acceptable to such mortgagee.

            (b) All new Leases which are Major Leases, and all terminations (other than as a result of a material default by the Tenant thereunder), renewals (other than at Tenant's option as contained in the Lease) and material amendments of Major Leases, and any surrender of landlord's material rights under any Major Lease, shall be subject to the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed. With regard to any action described in this Section 5.7(b) for which Lender's consent is required, Lender shall not withhold its consent or disapproval to any such action for more than ten (10) Business Days after request for approval thereof has been made by Borrower, accompanied by a detailed description of the request for which approval is sought, provided that Borrower submits such request for Lender's approval in an envelope labeled "Priority" and delivered to Lender by overnight delivery and otherwise in accordance with the provisions of
Section 9.4 and which request shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." In the event that Lender fails to either approve such request or disapprove such request for more than ten (10) Business Days after receipt thereof, the action that was the subject of said request shall be deemed approved.

            (c) Borrower shall (i) observe and perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce all of the material terms, covenants and conditions contained in the Leases on the part of the lessee thereunder to be observed or performed, short of termination thereof, except that Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not collect any of the rents thereunder more than one month in advance; (iv) not execute any assignment of lessor's interest in the Leases or associated rents other than the assignment of rents and leases under the Mortgage; and (v) not cancel or terminate any guarantee of any of the Major Leases without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed. With regard to any action described in this Section 5.7(c) for which Lender's consent is required, Lender shall not withhold its consent or disapproval to any such action for more than ten (10) Business Days after request for approval thereof has been made by Borrower, accompanied by a detailed description of the request for which approval is sought, provided that Borrower submits such request for Lender's approval in an envelope labeled "Priority" and delivered to Lender by overnight delivery and otherwise in accordance with the provisions of Section 9.4 and which request shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." In the event that Lender fails to either approve such request or disapprove such request for more than ten (10) Business Days after receipt thereof, the action that was the subject of said request shall be deemed approved. Borrower shall deliver to each new Tenant a Tenant Notice upon execution of such Tenant's Lease, and promptly thereafter deliver to Lender a copy thereof and evidence of such Tenant's receipt thereof.

            (d) Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Borrower and, if cash, shall be deposited by Borrower at such commercial or savings bank or banks as may be reasonably satisfactory to Lender and pledged to Lender. Any bond or other instrument which Borrower is permitted to hold in lieu of cash security deposits under any applicable Legal Requirements shall be maintained in full force and effect unless replaced by cash deposits as described above, shall (if not prohibited by any Legal Requirements) name Lender as payee or mortgagee thereunder (or at Lender's option, be fully assignable to Lender) or may name Borrower as payee thereunder so long as such bond or other instrument is pledged to Lender as security for the Indebtedness and shall, in all material respects, comply with any applicable Legal Requirements. Borrower shall, upon Lender's request, provide Lender with evidence reasonably satisfactory to Lender of Borrower's compliance with the foregoing. During the continuance of any Event of Default, Borrower shall, upon Lender's request, deposit with Lender in a segregated Eligible Account pledged to Lender the aggregate cash security deposits of the Tenants (and any interest theretofore earned on such security deposits and actually received by Borrower) which Borrower had not returned to the applicable Tenants or applied in accordance with the terms of the applicable Lease, and Lender shall hold such security deposits in a segregated account in accordance with the applicable Lease.

            5.8. Plan Assets, etc. Borrower will do, or cause to be done, all things necessary to ensure that it will not be deemed to hold Plan Assets at any time.

            5.9. Further Assurances. Borrower shall, at Borrower's sole cost and expense, from time to time as reasonably requested by Lender, execute, acknowledge, record, register, file and/or deliver to Lender such other instruments, agreements, certificates and documents (including Uniform Commercial Code financing statements and amended or replacement mortgages) as Lender may reasonably request to evidence, confirm, perfect and maintain the Liens securing or intended to secure the obligations of Borrower under the Loan Documents or to facilitate a replacement of the Cash Management Bank pursuant to
Section 3.1(c) or a bifurcation of the Notes pursuant to, and subject to any conditions, terms and limitations specified in, Sections 1.1(c) and/or 9.7(a) (including, without limitation, the party bearing the cost thereof), in each case if requested by Lender, and do and execute all such further lawful and reasonable acts, conveyances and assurances necessary for the carrying out of the intents and purposes of this Agreement and the other Loan Documents as Lender shall reasonably request from time to time. Borrower hereby authorizes and appoints Lender as its attorney-in-fact during the continuance of an Event of Default to execute, acknowledge, record, register and/or file such instruments, agreements, certificates and documents, and to do and execute such acts, conveyances and assurances, should Borrower fail to do so itself in violation of this Agreement following written request from Lender, in each case without the signature of Borrower. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Borrower hereby ratifies all actions that such attorney shall lawfully take or cause to be taken in accordance with this
Section 5.9.

            5.10. Management of Collateral.

            (a) The Property shall be managed at all times by an Approved Property Manager pursuant to an Approved Management Agreement. Pursuant to the Subordination of Property Management Agreement or Agreements, each Approved Property Manager shall agree that its Approved Management Agreement, and all fees thereunder (including any incentive fees) are subject and subordinate to the Indebtedness. Borrower may from time to time appoint a successor manager, which successor manager shall be an Approved Property Manager, to manage the Property pursuant to an Approved Management Agreement, and such successor manager shall execute for Lender's benefit a Subordination of Property Management Agreement in form and substance reasonably satisfactory to Lender. The per annum fees of the Approved Property Manager (including any incentive fees) shall not, at any time, exceed 2.5% of the gross revenues of the Property for the then most recently concluded Test Period.

            (b) Borrower shall cause each Approved Property Manager (including any successor Approved Property Manager) to maintain at all times worker's compensation insurance as required by Governmental Authorities.

            (c) Borrower shall notify Lender in writing of any material default of Borrower or the Approved Property Manager under the Approved Management Agreement, after the expiration of any applicable cure periods, of which Borrower has actual knowledge. Lender shall have the right, after reasonable notice to Borrower and in accordance with the Subordination of Management Agreement, to cure defaults of Borrower under the Approved Management Agreement. Any reasonable out-of-pocket expenses incurred by Lender to cure any such default shall constitute a part of the Indebtedness and shall be due from Borrower upon demand by Lender.

            (d) If, after Borrower shall have entered into a Management Agreement in accordance with the terms hereof, (a) a monetary Event of Default has occurred and is continuing, (b) with respect to any property manager that is not an affiliate of Borrower, a material default on the part of such property manager (as determined by Lender in its sole and absolute discretion) occurs and is continuing under the terms of any Management Agreement or (c) the Manager shall become insolvent, Borrower shall, at the request of Lender, terminate the Management Agreement and replace the Manager with an Approved Property Manager in accordance with this Section 5.10.

            5.11. Notice of Material Event. Borrower shall give Lender prompt notice (containing reasonable detail) of (x) any material adverse change in the financial or physical condition of the Property, as reasonably determined by Borrower, including the termination or cancellation of any Major Lease and the termination or cancellation of terrorism or other insurance required by this Agreement, or (y) any litigation or governmental proceedings pending or threatened in writing against Borrower which is reasonably likely to have a Material Adverse Effect.

            5.12. Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each Fiscal Year, Borrower shall furnish to Lender, in hard copy and electronic format, a balance sheet of Borrower as of the end of such year, together with related statements of income and equityholders' capital for such Fiscal Year, audited by a "Big Four" accounting firm whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP applied on a consistent basis and shall not be qualified as to the scope of the audit or as to the status of Borrower as a going concern. Together with Borrower's annual financial statements, Borrower shall furnish to Lender, in hard copy and electronic format:

            (i)   a statement of cash flows;

            (ii)  then current rent roll and occupancy and sales reports;

            (iii) an annual report for the most recently completed fiscal year, describing Capital Expenditures (stated separately with respect to any project costing in excess of $100,000), Tenant Improvements and Leasing Commissions; and

            (iv)  such other information as Lender shall reasonably request.

            5.13. Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter (including year-end), Borrower shall furnish to Lender, in hard copy and electronic format, quarterly and year-to-date unaudited financial statements prepared for such fiscal quarter with respect to Borrower, including a balance sheet and operating statement as of the end of such Fiscal Quarter, together with related statements of income, equityholders' capital and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year ending with such Fiscal Quarter, which statements shall be accompanied by an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such quarterly report shall be accompanied by the following, in hard copy and electronic format:

            (i) a statement in reasonable detail which calculates Net Operating Income for each of the Fiscal Quarters in the Test Period ending in such Fiscal Quarter, in the case of each such Fiscal Quarter, ending at the end thereof;

            (ii) copies of each of the Leases signed during such quarter, together with a summary thereof which shall include the Tenant's name, lease term, base rent, Tenant Improvements, leasing commissions paid, free rent and other material tenant concessions;

            (iii) then current rent roll and occupancy and sales reports; and

            (iv) such other information as Lender shall reasonably request.

            5.14. Monthly Financial Statements. Until the occurrence of a Securitization and during the continuance of a Cash Trap Period or an Event of Default, Borrower shall furnish within 30 days after the end of each calendar month (other than the calendar month immediately following the final calendar month of any Fiscal Year or Fiscal Quarter), in hard copy and electronic format, monthly and year-to-date unaudited financial statements prepared for the applicable month with respect to Borrower, including a balance sheet as of the end of such month, together with related statements of income for such month and for the portion of the Fiscal Year ending with such month, which statements shall be accompanied by an Officer's Certificate certifying that the same are true and correct and were prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments. Each such monthly report shall be accompanied by the following:

            (i) a summary of Leases signed during such month, which summary shall include the Tenant's name, lease term, base rent, escalations, Tenant Improvements, leasing commissions paid, free rent and other concessions; and

            (ii) the then current rent roll.

            5.15. Insurance.

            (a) Borrower shall obtain and maintain or cause to be obtained and maintained with respect to the Building (other than the improvements within the Units), except for clauses (iii) and (iv) which shall be obtained and maintained for the Borrower Unit, for the mutual benefit of Borrower and Lender at all times, the following policies of insurance:

            (i) insurance against loss or damage by standard perils included within the classification "All Risks Special Form Cause of Loss" (including coverage for damage caused by windstorm and hail). Such insurance shall (A) be in an aggregate amount equal to the lesser of (I) the Loan Amount and (II) the full replacement cost of the Property and fixtures (without deduction for physical depreciation); (B) have deductibles acceptable to Lender (but in any event not in excess of $500,000); (C) be paid annually in accordance with an installment plan negotiated with the insurance carrier, in which event such policy shall provide for notice to Lender at least 30 days prior to cancellation or termination as a result of non-payment of premium; (D) contain a "Replacement Cost Clause" and an "Agreed Amount Clause" with a waiver of depreciation; (E) include an ordinance or law coverage clause containing Coverage A: "Loss Due to Operation of Law" (with a minimum liability equal to replacement cost), Coverage B: "Demolition Cost" and Coverage C:
      "Increased Cost of Construction" coverages; (F) permit that the improvements and other property covered by such insurance be rebuilt at another location in the event that such improvements and other property cannot be rebuilt at the location on which they are situated as of the date hereof;

            (ii) Flood insurance if the Property is located in a "100 Year Flood Plain" or "special hazard area" (including Zones A, B, C, V, X and Shaded X Areas) in an amount equal to the maximum limit of coverage available from FEMA/FIA, plus such excess limits reasonably requested by Lender, with a deductible not in excess of $25,000;

            (iii) commercial general liability insurance, including broad form coverage of property damage, blanket contractual liability and personal injury (including death resulting therefrom), containing minimum limits per occurrence of not less than $1,000,000 with not less than a $2,000,000 general aggregate for any policy year. In addition, at least $50,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all related court costs and attorneys' fees and disbursements;

            (iv) rental loss and/or business interruption insurance (which shall include coverages for lost rents (including real estate tax reimbursements payable pursuant to Leases) for the actual period of restoration covering the 36 month period, commencing on the date of any Casualty or Condemnation, and containing an extended period of indemnity covering the 24 month period commencing on the date on which the Property has been restored. In addition, such insurance shall provide that the proceeds will be available for the period it would have taken to restore and shall thereby be payable in full upon notice by Borrower that the Property will not be restored, based upon a claim settlement in an amount that represents the rental loss and/or business interruption from the time of notice to the assumed restoration date had notice not been given. In no event will the amount of insurance payable under this clause (iv) exceed the policy limit on an actual loss sustained basis. The amount of such insurance shall be increased from time to time as and when the gross revenues from the Property increase;

            (v) insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the Improvements (without exclusion for explosions) and insurance against loss of occupancy or use arising from any breakdown, in such amounts as are generally available and are generally required by institutional lenders for properties comparable to the Property;

            (vi) worker's compensation insurance with respect to all employees of Borrower as and to the extent required by any Governmental Authority or Legal Requirement and employer's liability coverage of at least $1,000,000;

            (vii) during any period of repair or restoration, "All Risk" builders insurance or "Course of Construction" insurance in non-reporting form, (A) covering any improvements under construction, being renovated or otherwise being altered, and (B) in an amount equal to not less than the full insurable value of the Property against such risks (including fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may request, in form and substance acceptable to Lender;

            (viii) coverage to fully compensate for the cost of demolition and the increased cost of construction, renovation or alteration for the Property;

            (ix) intentionally omitted;

            (x) coverage for terrorism (either as part of Borrower's "All Risks" policy or as a separate policy), providing casualty insurance in an amount no less than the full replacement cost of the Property and business interruption and liability coverage consistent with the requirements set forth above, if and to the extent that such coverage is commercially available for an annual premium that is less than or equal to the Terrorism Premium Threshold If the preceding sentence is not satisfied, then Borrower shall obtain terrorism coverage (at a premium that does not exceed the Terrorism Premium Threshold) from such insurers, and with such coverage, as shall be acceptable to Lender in its reasonable discretion; and

            (xi) such other insurance as may from time to time be reasonably requested by Lender.

            (b) All policies of insurance (the "Policies") required pursuant to this Section 5.15 shall be issued by one or more primary insurers having a claims-paying ability of at least "A" or "A2" by each of the Rating Agencies, or by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with carriers having such claims-paying ability ratings (provided that the first layers of coverage are from carriers rated at least "A" or "A2" and all such carriers shall have claims-paying ability ratings of not less than "BBB+" or "Baal"). Notwithstanding anything to the contrary herein, for purposes of determining whether the insurer ratings requirements set forth above have been satisfied,
(1) any insurer that is not rated by Fitch will be regarded as having a Fitch rating that is the equivalent of the rating given to such insurer by any of Moody's and S&P that does rate such insurer (or, if both such rating agencies rate such insurer, the lower of the two ratings), and (2) any insurer that is not rated by Moody's will be regarded as having a Moody's rating of "Baal" or better if it is rated "A-" or better by S&P and will be regarded as having a Moody's rating of "A2" or better if it is rated "A+" or better by S&P.

            (c) All Policies required pursuant to this Section 5.15:

            (i) shall be maintained throughout the term of the Loan without cost to Lender;

            (ii) with respect to casualty policies, shall contain a standard noncontributory mortgagee clause naming Lender and its successors and assigns as first mortgagee and loss payee as their interests shall appear;

            (iii) with respect to liability policies, shall name Lender and its successors and assigns as additional insureds;

            (iv) with respect to rental or business interruption insurance policies, shall name Lender and its successors and/or assigns as loss payee as their interests shall appear;

            (v) shall contain a clause providing that neither Borrower nor Lender nor any other party shall be a co-insurer under said Policies;

            (vi) shall contain a clause providing that Lender shall receive at least 30 days' prior written notice of any material modification, reduction or cancellation thereof;

            (vii) shall contain an endorsement providing that no unintentional act or negligence of Borrower or of a Tenant or other occupant shall affect the validity or enforceability of the insurance insofar as a mortgagee is concerned;

            (viii) shall contain a waiver of subrogation against Lender;

            (ix) shall contain deductibles which, in addition to complying with any other requirements expressly set forth in Section 5.15(a), are acceptable to Lender and are no larger than is customary for similar policies covering similar properties in the geographic market in which the Property is located and in any event no larger than $250,000;

            (x) may be in the form of a blanket policy, provided that Borrower shall provide evidence satisfactory to Lender that the insurance premiums for the Building are separately allocated under such Policy to the Building and that (i) payment of such allocated amount shall maintain the effectiveness of such Policy as to the Building notwithstanding the failure of payment of any other portion of premiums, and (ii) overall insurance limits will under no circumstance limit the amount that will be paid in respect of the Building, and provided further that any such blanket policy shall contain an amendment setting forth that (A) the aggregate limit under such policy shall apply separately to each property covered thereunder, and (B) unless otherwise agreed to by Lender, the limit of such policy shall be a "true blanket limit" and not limited by a schedule of values for the properties covered thereby.

Any policies of insurance maintained by Borrower but not required hereunder shall comply with clauses (ii), (iii), (v), (vii) and (viii) above.

            (d) Borrower shall pay or cause to be paid the premiums for all Policies as the same become due and payable; provided, however, that if payable other than annually in advance, such Policies shall provide for notice to Lender at least 30 days prior to cancellation or termination as a result of non-payment of premium. Copies of such Policies, certified as true and correct by Borrower, shall be delivered to Lender promptly upon request. Not later than 5 days prior to the expiration date of each Policy, Borrower shall deliver to Lender evidence, reasonably satisfactory to Lender, of its renewal.

            5.16. Casualty and Condemnation.

            (a) Borrower shall give prompt notice to Lender of any Casualty or Condemnation. In the event of a Casualty or Condemnation where the loss does not exceed the Restoration Adjustment Threshold, Borrower may settle and adjust such claim; provided that (i) no Event of Default has occurred and is continuing and
(ii) such adjustment is carried out in a commercially reasonable and timely manner. In the event of a Casualty or Condemnation where the loss exceeds the Restoration Adjustment Threshold or if an Event of Default then exists, Borrower may settle and adjust such claim only with the consent of Lender (which consent shall not be unreasonably withheld or delayed) and Lender shall have the opportunity to participate, at Borrower's cost, in any such adjustments. Lender shall be entitled to collect and receive any and all Loss Proceeds where the Loss Proceeds exceed the Restoration Adjustment Threshold. The reasonable expenses incurred by Lender in the adjustment and collection of Loss Proceeds shall become part of the Indebtedness and shall be reimbursed by Borrower to Lender upon demand therefor.

            (b) Except as otherwise required under the Condominium Documents, all Loss Proceeds from any Casualty or Condemnation which exceed the Restoration Threshold shall be immediately deposited into the Loss Proceeds Account (monthly rental loss/business interruption proceeds to be initially deposited into the Loss Proceeds Account and subsequently deposited into the Cash Management Account in installments as and when the lost rental income covered by such proceeds would have been payable). Notwithstanding the foregoing, if the Loss Proceeds are less than the Restoration Threshold, then, provided no Event of Default has occurred and is continuing, and subject to the terms of the Condominium Documents, the Loss Proceeds shall be paid to Borrower and shall be used to repair and restore the Property in accordance with the terms of this Agreement. If any Condemnation or Casualty occurs as to which, in the reasonable judgment of Lender:

            (i) in the case of a Casualty, the cost of restoration would not exceed 30% of the fair market value of the Property and the Casualty does not render untenantable, or result in the cancellation of Leases covering, more than 30% of the gross rentable area of the Property, or result in cancellation of Leases covering more than 30% of the base contractual rental revenue;

            (ii) in the case of a Condemnation, the Condemnation does not render untenantable, or result in the cancellation of Leases covering, more than 15% of the gross rentable area of the Property;

            (iii) restoration of the Property is reasonably expected to be completed prior to the expiration of rental interruption insurance and at least six months prior to the Maturity Date, unless on or prior to such date the Borrower (x) shall deliver to the Lender and there shall remain in effect a binding written offer, subject only to customary conditions, of an Eligible Institution or such other financial institution or investment bank reasonably satisfactory to Lender duly authorized to originate loans secured by real property located in the State of New York for a loan from such Eligible Institution or such other financial institution or investment bank to the Borrower in a principal amount of not less than the then Principal Indebtedness and which shall, in the Lender's reasonable judgment, enable the Borrower to refinance the Loan prior to the Maturity Date and (y) if a Securitization shall have occurred, shall obtain a Rating Agency Confirmation; and

            (iv) after such restoration, the fair market value of the Property is reasonably expected to equal at least the fair market value of the Property immediately prior to such Condemnation or Casualty (assuming the affected portion of the Property is relet);

or if Lender otherwise elects to allow Borrower to restore the Property, then the Loss Proceeds after receipt thereof by Lender and reimbursement of any reasonable expenses incurred by Lender in connection therewith shall be applied to the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty or Condemnation, in the manner set forth below (and Borrower shall commence, as promptly and diligently as practicable, to prosecute such restoring, repairing, replacing or rebuilding of the Property in a workmanlike fashion and in accordance with applicable law to a status at least equivalent to the quality and character of the Property immediately prior to the Condemnation or Casualty). Provided that no Event of Default shall have occurred and be then continuing, Lender shall disburse such Loss Proceeds to Borrower upon Lender's being furnished with (i) evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, (ii) funds, or assurances reasonably satisfactory to Lender that such funds are available and sufficient in addition to any remaining Loss Proceeds, to complete the proposed restoration, and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably request; and Lender may, in any event, require that all plans and specifications for restoration reasonably estimated by Lender to exceed the Restoration Adjustment Threshold be submitted to and approved by Lender prior to commencement of work (which approval shall not be unreasonably withheld). If Lender reasonably estimates that the cost to restore will exceed the Restoration Adjustment Threshold, Lender may retain a local construction consultant to inspect such work and review Borrower's request for payments and Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and expenses of such consultant (which fees and expenses shall constitute Indebtedness). No payment shall exceed 90% of the value of the work performed from time to time until such time as 50% of the restoration (calculated based on the anticipated aggregate cost of the work) has been completed, and amounts retained prior to completion of 50% of the restoration shall not be paid prior to the final completion of the restoration. Funds other than Loss Proceeds shall be disbursed prior to disbursement of such

Loss Proceeds, and at all times the undisbursed balance of such proceeds remaining in the Loss Proceeds Account, together with any additional funds irrevocably and unconditionally deposited therein or irrevocably and unconditionally committed for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the restoration free and clear of all Liens or claims for Lien.

            (c) Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Loss Proceeds lawfully or equitably payable to Lender in connection with the Property. Lender shall be reimbursed for any expenses reasonably incurred in connection therewith (including reasonable attorneys' fees and disbursements, and, if reasonably necessary to collect such proceeds, the expense of an Appraisal on behalf of Lender) out of such Loss Proceeds or, if insufficient for such purpose, by Borrower.

            (d) If Borrower is not entitled to apply Loss Proceeds toward the restoration of the Property pursuant to Section 5.16(b) and Lender elects not to permit such Loss Proceeds to be so applied, such Loss Proceeds shall be applied on the first Payment Date following such election to the prepayment of the Loan and shall be accompanied by interest through the end of the applicable Interest Accrual Period (calculated as if the amount prepaid were outstanding for the entire Interest Accrual Period). If the Note has been bifurcated into multiple Notes pursuant to Section 1.1(c), all prepayments of the Loan made by Borrower in accordance with this Section 5.16(d) shall be applied to the Notes on a pro rata, pari passu basis.

            (e) If Borrower is entitled to apply Loss Proceeds toward the restoration of the Property pursuant to Section 5.16(b), then, after the completion of such restoration in accordance herewith, including, without limitation, delivery of all temporary certificates of occupancy, lien waivers and other evidence Lender may reasonably require to evidence the lien free completion of such restoration in compliance with all Legal Requirements, as long as no Event of Default has occurred which is continuing, Lender shall disburse to Borrower, or during a Cash Trap Period, deposit in the Cash Management Account, any undisbursed portion of the Loss Proceeds.

            (f) Notwithstanding anything contained herein to the contrary, the provisions of Section 5.16 are subject to the provisions of the Condominium Documents.

            (g) Notwithstanding anything to the contrary contained herein, in the event of a Casualty that destroys or substantially damages 75% or more of the Building whereby the Unit Owners (whether directly, indirectly, by proxy otherwise) fail to elect to rebuild and restore the Building pursuant to Section
6.3.4 of the By Laws, Lender shall be entitled to treat all amounts Borrower otherwise is entitled to receive pursuant to Section 6.3.4 of the By-Laws upon a sale of the Property (or the land thereunder) or otherwise or pursuant to
Section 339-cc of the Real Property Law of the State of New York as Loss
Proceeds.

            5.17. Annual Budget. Borrower has previously delivered to Lender the Annual Budget for the Property for the 2005 Fiscal Year. At least 45 days prior to the commencement of each subsequent Fiscal Year during the term of the Loan, Borrower shall deliver to Lender for informational purposes only an Annual Budget for the Property for the ensuing Fiscal Year and, promptly after preparation thereof, any subsequent revisions to the Annual Budget. During the continuance of any Cash Trap Period or Event of Default, such Annual Budget and any such revisions shall be subject to Lender's approval, which approval shall not be unreasonably withheld. Lender shall not withhold its consent or disapproval to any such Annual Budget or any subsequent revisions thereto for more than ten
(10) Business Days after request for approval thereof has been made by Borrower, accompanied by a detailed description of the request for which approval is sought, provided that Borrower submits such request for Lender's approval in an envelope labeled "Priority" and delivered to Lender by overnight delivery and otherwise in accordance with the provisions of Section 9.4 and which request shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." In the event that Lender fails to either approve such Annual Budget (or any subsequent revisions thereto) or disapprove such Annual Budget (or any subsequent revisions thereto) for more than ten (10) Business Days after receipt thereof, the Annual Budget (or any subsequent revisions thereto) shall be deemed approved (the Annual Budget, as so approved, the "Approved Annual Budget"); provided, however, that Borrower shall not amend any Annual Budget more than once in any 60-day period.

            5.18. General Indemnity. Borrower shall indemnify, reimburse, defend and hold harmless Lender and its officers, directors, employees and agents (collectively, the "Indemnified Parties") for, from and against any and all Damages of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Indemnified Parties, in any way relating to or arising out of the making or holding or enforcement of the Loan by Lender or the administration of the Transaction to the extent resulting, directly or indirectly, from any claim (including any Environmental Claim) made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any Person; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. The provisions of and undertakings and indemnification set forth in this Section 5.18 shall survive the satisfaction and payment in full of the Indebtedness and termination of this Agreement.

            5.19. Condominium and Anchor Tenant Covenants.

            (a) Borrower covenants and agrees as follows:

            (i) Borrower shall comply with all material terms, conditions and covenants of the Condominium Documents and Anchor Leases;

            (ii) Borrower shall promptly deliver to Lender a true and complete copy of each and every (A) notice of default received by Borrower with respect to any obligation of Borrower under the provisions of the Condominium Documents and Anchor Leases and (B) any material special assessments relating to the Condominium;

            (iii) Borrower shall deliver to Lender copies of any written notices of default or event of default relating to the Condominium Documents and Anchor Leases served by Borrower;

            (iv) after the occurrence of and continuance of an Event of Default, so long as the Loan is outstanding, Borrower shall not cast its vote(s) in the Association or any board of managers pursuant to the Condominium Documents, shall not make any rules and regulations for the Condominium and shall not grant or withhold any consent, approval or waiver under the Condominium Documents or any Anchor Lease, in each case, without the prior written consent of Lender; and

            (v) Borrower shall deliver to the Association and any board of managers pursuant to the Condominium Documents, written notice of the identity of Lender and each assignee of Lender of which Borrower is aware.

            (b) Subject to Section 5.4(ii) hereof, Borrower shall pay all Common Charges and all fees, assessments and charges assessed pursuant to the Anchor Leases against Borrower and the Borrower Unit as and when the same become due and payable. Upon request of Lender, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that all such Common Charges and fees, assessments, charges and other amounts assessed pursuant to the Anchor Leases against Borrower and the Borrower Unit, which are then due and payable, have been paid by Borrower.

            (c) In the event proceeds of a Casualty or Condemnation with respect to the Property or any common areas of the Condominium are required to be deposited into an account pursuant to the Condominium Documents or Anchor Leases, Borrower shall cause such amounts to be deposited into an Eligible Account to the extent Borrower has the authority to do so under the Condominium Documents or the Lease, as applicable, and any amounts released therefrom to Borrower shall be deposited into the Loss Proceeds Account to the extent required in accordance herewith.

            5.20. Certificate of Occupancy. Until a permanent certificate of occupancy is issued for the Property, Borrower shall cause the existing temporary certificate of occupancy for the Property or a new or amended temporary certificate of occupancy to be and remain in full force and effect such that all portions of the Borrower Unit which are occupied by Borrower or a Tenant may continue to be occupied by Borrower or a Tenant in compliance with all Legal Requirements.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

            6.1. Liens on the Property. Subject to Section 5.4(ii) hereof, neither Borrower nor, if applicable, any Single-Purpose Equityholder shall permit or suffer the existence of any Lien on any of its assets, other than Permitted Encumbrances. Lender agrees that (x) the lien of the Mortgage is, subject to the terms of the Condominium Declaration, subordinate to the Declaration (as amended from time to time in accordance with the terms of this Agreement), and (y) Lender will confirm such subordination in a written instrument (in recordable form) in favor of the board of the Condominium that is in form reasonably satisfactory to Lender from time to time (at the reasonable request of Borrower) within ten (10) Business Days after Borrower's written request.

            6.2. Ownership. Borrower shall not own any assets other than the Property and related personal property and fixtures located therein or used in connection therewith.

            6.3. Transfer. Borrower shall not Transfer any Collateral other than
(a) in compliance with Article II, (b) Permitted Transfers, (c) indirect Transfers in a manner that would not result in a Change of Control, other than to Vornado, the REIT or any affiliate of either of them (provided that upon any such Permitted Transfer or Change of Control such Qualified Successor Borrower shall comply with Section 2.2(iv)) and (d) the replacement or other disposition of obsolete or non-useful personal property and fixtures in the ordinary course of business. Borrower may, without the consent of Lender, (i) make immaterial Transfers of portions of the Property to Governmental Authorities for dedication or public use or, immaterial portions of the Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Property, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, cable, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Transfer, conveyance or encumbrance set forth in the foregoing clauses (i) and (ii) shall materially impair the utility and operation of the Property or have a Material Adverse Effect on the value of the Property taken as a whole. In connection with any Transfer permitted pursuant to this Section 6.3, Lender shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Transfers referred to in clause (i) above, to release the portion of the Property affected by such taking or such Transfer from the Lien of the Mortgage or, in the case of clause (ii) above, to subordinate the Lien of the Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by Lender of:

            (a) thirty (30) days prior written notice thereof;

            (b) a copy of the instrument or instruments of Transfer;

            (c) an Officer's Certificate stating (x) with respect to any Transfer, the consideration, if any, being paid for the Transfer and (y) that such Transfer does not materially impair the utility and operation of the Property, materially reduce the value of the Property or have a Material Adverse Effect; and

            (d) reimbursement of all of Lender's reasonable costs and expenses (including, reasonable attorneys' fees) incurred in connection with such Transfer.

            6.4. Debt. Borrower shall not have any Debt, other than Permitted Debt.

            6.5. Dissolution; Merger or Consolidation. Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall dissolve, terminate, liquidate, merge with or consolidate into another Person without first causing the Loan to be assumed by a Qualified Successor Borrower pursuant to
Section 2.2.

            6.6. Change in Business. Borrower shall not make any material change in the scope or nature of its business objectives, purposes or operations or undertake or participate in activities other than the continuance of its present business.

            6.7. Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any material claim or Debt owed to it by any Person, except for adequate consideration or in the ordinary course of its business.

            6.8. Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with any affiliate of Borrower, except on terms which are no less favorable to Borrower than would be obtained in a comparable arm's length transaction with an unrelated third party.

            6.9. Misapplication of Funds. Borrower shall not (a) distribute any Revenue or Loss Proceeds in violation of the provisions of this Agreement (and shall promptly cause the reversal of any such distributions made in error of which Borrower becomes aware), (b) fail to remit amounts to the Cash Management Account as required by Section 3.1, or (c) misappropriate any security deposit or portion thereof.

            6.10. Place of Business. Borrower shall not change its chief executive office or its principal place of business without giving Lender at least 30 days' prior written notice thereof and promptly providing Lender such information and replacement Uniform Commercial Code financing statements as Lender may reasonably request in connection therewith.

            6.11. Modifications and Waivers. Unless otherwise consented to in writing by Lender:

            (i) Neither Borrower nor, if applicable, any Single-Purpose Equityholder shall terminate, amend or modify, in a manner adverse to the Lender or in a manner that would violate the definition of a Single-Purpose Entity contained herein, its organization documents (including, without limitation, any operating agreement, limited partnership agreement, by-laws, certificate of formation, certificate of limited partnership or certificate of incorporation);

            (ii) Borrower shall not terminate, amend or modify the Approved Management Agreement in a manner adverse to Lender; and

            (iii) Borrower shall not amend, modify, surrender or waive any material rights or remedies under, or enter into or terminate, or default in its obligations under, any Material Agreement.

            6.12. ERISA.

            (a) Borrower shall not maintain or contribute to, or agree to maintain or contribute to, or permit any ERISA Affiliate of Borrower to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

            (b) Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement, the Mortgage or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

            6.13. Alterations and Expansions. During the continuance of a Cash Trap Period or Event of Default, Borrower shall not perform or contract to perform any Capital Expenditures that are not consistent with the Approved Annual Budget. Borrower shall not perform or contract to perform any Material Alteration without the prior written consent of Lender, which consent (in the absence of an Event of Default) shall not be unreasonably withheld, provided that Borrower shall promptly deliver to Lender, at Borrower's option, any one or more of the following as security for the payment of such Material Alterations and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) Qualified Letters of Credit, (C) other securities acceptable to Lender, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same, (D) a completion bond, provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same or (E) a Qualified Guarantee (any of the foregoing, "Alteration Security"). The amount of the Alteration Security shall be in an amount (the "Excess Alteration Amount") equal to the excess of the total unpaid amounts to be incurred with respect to such Material Alterations (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alteration Threshold, which required amount shall be reduced as such Material Alteration progresses in an amount which is commensurate with the amount expended in connection with such Material Alteration. If Lender's consent is requested hereunder with respect to a Material Alteration, Lender may retain a construction consultant to review such request and, if such request is granted, Lender may retain a construction consultant to inspect the work from time to time. Borrower shall, on demand by Lender, reimburse Lender for the reasonable fees and disbursements of such consultant. Notwithstanding anything contained herein to the contrary, so long as no Event of Default has occurred and is continuing, Borrower, without Lender's prior consent, may perform any Alteration (other than a Material Alteration) so long as the Alteration will not have a Material Adverse Effect on the value, use or operation of the Property. Any and all Alterations shall be performed in compliance with all Legal Requirements in a manner that does not significantly disrupt the business conducted at the Property. The Association and the Tenants shall be permitted to perform Alterations pursuant to the terms of the Condominium Documents and the Leases, respectively.

            6.14. Advances and Investments. Borrower shall not lend money or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except for Permitted Investments.

            6.15. Single-Purpose Entity. Borrower shall not cease to be a Single-Purpose Entity.

            6.16. Zoning and Uses. Borrower shall not do any of the following:

            (i) initiate or support any material limiting change in the permitted uses of the Property (or to the extent applicable, zoning reclassification of the Property) or any portion thereof, seek any variance under existing land use restrictions, laws, rules or regulations (or, to the extent applicable, zoning ordinances) applicable to the Property, or use or permit the use of the Property in a manner that would result in the use of the Property becoming a nonconforming use under applicable land-use restrictions or zoning ordinances or that would violate the terms of any Lease, the Condominium Documents, Legal Requirement or Permitted Encumbrance in a manner that would have an Material Adverse Effect;

            (ii) consent to any modification, amendment or supplement to any of the terms of, or materially default in its obligations under, any Permitted Encumbrance in a manner that would have a Material Adverse Effect;

            (iii) impose or consent to the imposition of any restrictive covenants, easements or encumbrances upon the Property in any manner that would have a Material Adverse Effect;

            (iv) execute or file any subdivision plat affecting the Property, or institute, or permit the institution of, proceedings to alter any tax lot comprising the Property;

            (v) permit or consent to the Property's being used by the public or any Person in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement; or

            (vi) amend or cause to be amended (x) any of the Condominium Documents in any manner that would (a) have a Material Adverse Effect, (b) materially impair or otherwise materially diminish Lender's rights hereunder or under the Condominium Documents, (c) materially increase Borrower's obligations or liabilities under the Condominium Documents, or
      (d) materially impair or otherwise materially diminish Borrower's rights under the Condominium Documents, or terminate any of the Condominium Documents for any reason or purpose whatsoever, in each case, without the prior written consent of Lender which consent shall not be unreasonably withheld or delayed. With regard to any action described in this Section 6.16(vi) for which Lender's consent is required, Lender shall not withhold its consent or disapproval to any such action for more than ten (10) Business Days after request for approval thereof has been made by Borrower, accompanied by a detailed description of the request for which approval is sought, provided that Borrower submits such request for Lender's approval in an envelope labeled "Priority" and delivered to Lender by overnight delivery and otherwise in accordance with the provisions of Section 9.4 and which request shall state at the top of the first page in bold lettering "LENDER'S RESPONSE IS REQUIRED WITHIN TEN
      (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER." In the event that Lender fails to either approve such request or disapprove such request for more than ten (10) Business Days after receipt thereof, the action that was the subject of said request shall be deemed approved.

            6.17. Waste. Borrower shall not commit or permit any Waste on the Property, nor take any actions that might invalidate any insurance carried on the Property (and Borrower shall promptly correct any such actions of which Borrower becomes aware).

                                   ARTICLE VII
                                    DEFAULTS

            7.1. Event of Default. The occurrence of any one or more of the following events shall be, and shall constitute the commencement of, an "Event of Default" hereunder (any Event of Default which has occurred shall continue unless and until waived by Lender in its sole discretion):

            (a) Payment.

            (i) Borrower shall default in the payment when due of any principal or interest owing hereunder or under the Notes (including any mandatory prepayment required hereunder); or

            (ii) Borrower shall default, and such default shall continue for at least five Business Days after notice to Borrower that such amounts are owing, in the payment when due of fees, expenses or other amounts owing hereunder, under the Notes or under any of the other Loan Documents (other than principal and interest owing hereunder or under the Note).

            (b) Representations. Any representation made by Borrower in any of the Loan Documents, or in any certificate or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect (or, with respect to any representation which itself contains a materiality qualifier, in any respect) as of the date such representation was made; provided, however, that if such Default referred to in this subsection (b) is susceptible of being cured, such Default shall not constitute an Event of Default unless and until it shall remain uncured for thirty (30) days after Borrower receives written notice thereof and if such Default cannot reasonably be cured within such thirty (30) day period, and Borrower commences to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of one hundred twenty (120) days from the original notice from Lender.

            (c) Other Loan Documents. Any Loan Document shall fail to be in full force and effect in all material respects or to convey the material Liens, rights, powers and privileges purported to be created thereby (including any such failure that results from a change in any provision of the Condominium Act or the interpretation thereof); or a default by Borrower shall occur under any of the other Loan Documents or the Condominium Documents or any of the Anchor Leases, in each case, beyond the expiration of any applicable cure period ; provided, however, that if such Default referred to in this subsection (c) is susceptible of being cured, such default shall not constitute an Event of Default unless and until it shall remain uncured for thirty (30) days after Borrower receives written notice thereof and if such default cannot reasonably be cured within such thirty (30) day period, and Borrower commences to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of one hundred twenty (120) days from the original notice from Lender.

            (d) Bankruptcy, etc.

            (i) Borrower or, if applicable, any Single-Purpose Equityholder shall commence a voluntary case concerning itself under Title 11 of the United States Code (as amended, modified, succeeded or replaced, from time to time, the "Bankruptcy Code");

            (ii) Borrower or, if applicable, any Single-Purpose Equityholder shall commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of creditors, dissolution, insolvency or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower or such Single-Purpose Equityholder, or shall dissolve or otherwise cease to exist;

            (iii) there is commenced against Borrower or, if applicable, any Single-Purpose Equityholder an involuntary case under the Bankruptcy Code, or any such other proceeding, which remains undismissed for a period of 60 days after commencement;

            (iv) Borrower or, if applicable, any Single-Purpose Equityholder is adjudicated insolvent or bankrupt;

            (v) Borrower or, if applicable, any Single-Purpose Equityholder suffers appointment of any custodian or the like for it or for any substantial portion of its property and such appointment continues unchanged or unstayed for a period of 60 days after commencement of such appointment;

            (vi) Borrower or, if applicable, any Single-Purpose Equityholder makes a general assignment for the benefit of creditors; or

            (vii) any action is taken by Borrower or, if applicable, any Single-Purpose Equityholder for the purpose of effecting any of the foregoing.

            (e) Change of Control.

            (i) A Change of Control shall occur; or

            (ii) any party shall acquire more than 49% of the direct or indirect equity interest in Borrower or a Single-Purpose Equityholder (even if not constituting a Change of Control) and Borrower shall fail to deliver to Lender with respect to such new equityholder a new non-consolidation opinion satisfactory to (A) prior to the occurrence of any Securitization of the Loan, Lender (Lender's approval of any such non-consolidation opinion which is in substantially the form of the Nonconsolidation Opinion not to be unreasonably withheld), and (B) at any time following any Securitization or series of Securitizations of the Loan, each of the Rating Agencies rating such Securitization or Securitizations.

            (f) Equity Pledge; Preferred Equity. Any direct or indirect equity interest in or right to distributions from Borrower shall be subject to a Lien in favor of any Person, or Borrower or any holder of a direct or indirect interest in Borrower shall issue preferred equity (or debt granting the holder thereof rights substantially similar to those generally associated with preferred equity); except that the following shall be permitted:

            (i) any pledge of direct and indirect equity interests in and rights to distributions from a Qualified Equityholder;

            (ii) the issuance of preferred equity interests in a Qualified Equityholder;

            (iii) any pledge of the direct or indirect equity interests in and right to distributions from Borrower in favor of Vornado, the REIT or any of their affiliates to secure a loan to Sponsor that is recourse to Sponsor and is secured by a substantial portion of Sponsor's assets; and

            (iv) any pledge of a direct or indirect interest in Borrower by Sponsor to secure a loan to Sponsor that is recourse to Sponsor and is secured by a substantial portion of Sponsor's assets.

            (g) Insurance. Borrower shall fail to maintain in full force and effect all Policies required hereunder unless the sole reason therefor is Lender's failure to disburse funds from the Tax and Insurance Escrow Account.

            (h) ERISA; Negative Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement contained in Section 5.8 or in Article VI.

            (i) Other Covenants. A default shall occur in the due performance or observance by Borrower of any term, covenant or agreement (other than those referred to in subsections (a) through (h), inclusive, of this Section 7.1) contained in this Agreement or in any of the other Loan Documents, except that if such default referred to in this subsection (i) is susceptible of being cured, such default shall not constitute an Event of Default unless and until it shall remain uncured for thirty (30) days after Borrower receives written notice thereof from Lender; and if a default is susceptible of being cured and cannot reasonably be cured within such 30-day period, and Borrower commences to cure such default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, Borrower shall have such additional time as is reasonably necessary to effect such cure, but in no event in excess of one hundred twenty (120) days from the original notice from Lender.

            7.2. Remedies.

            (a) During the continuance of an Event of Default, Lender may by written notice to Borrower, in addition to any other rights or remedies available pursuant to this Agreement, the Notes, the Mortgage and the other Loan Documents, at law or in equity, declare by written notice to Borrower all or any portion of the Indebtedness to be immediately due and payable, whereupon all or such portion of the Indebtedness shall so become due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property (including all rights or remedies available at law or in equity); provided, however, that, notwithstanding the foregoing, if an Event of Default specified in paragraph 7.1(d) shall occur, then the Indebtedness shall immediately become due and payable without the giving of any notice or other action by Lender. Any actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth in this Agreement or in the other Loan Documents.

            (b) If Lender forecloses on the Property, Lender shall apply all net proceeds of such foreclosure to repay the Indebtedness, the Indebtedness shall be reduced to the extent of such net proceeds and the remaining portion of the Indebtedness shall remain outstanding and secured by the Property and the other Loan Documents, it being understood and agreed by Borrower that Borrower is liable for the repayment of all the Indebtedness; provided, however, that at the election of Lender, the Notes shall be deemed to have been accelerated only to the extent of the net proceeds actually received by Lender with respect to the Property and applied in reduction of the Indebtedness.

            (c) During the continuance of any Event of Default, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take any action to cure such Event of Default. Lender may, subject to the terms of the Condominium Documents and the Leases, enter upon any or all of the Property upon reasonable notice to Borrower for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose the Mortgage or collect the Indebtedness. The costs and expenses incurred by Lender in exercising rights under this paragraph (including reasonable attorneys' fees), with interest at the Default Rate for the period after notice from Lender that such costs or expenses were incurred to the date of payment to Lender, shall constitute a portion of the Indebtedness, shall be secured by the Mortgage and other Loan Documents and shall be due and payable to Lender upon demand therefor.

            (d) Interest shall accrue on any judgment obtained by Lender in connection with its enforcement of the Loan at a rate of interest equal to the Default Rate.

            7.3. No Waiver. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed by Lender to be expedient. A waiver of any Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power consequent thereon.

            7.4. Application of Payments after an Event of Default. Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default, all amounts received by Lender in respect of the Loan shall be applied at Lender's sole discretion either toward the components of the Indebtedness (e.g., Lender's expenses in enforcing the Loan, interest, principal and other amounts payable hereunder), and the Notes in such sequence as Lender shall elect in its sole discretion, or toward the payment of Taxes, Operating Expenses and Capital Expenditures.

                                  ARTICLE VIII
                              CONDITIONS PRECEDENT

            8.1. Conditions Precedent to Closing. This Agreement shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 9.3):

            (a) Loan Documents. Lender shall have received a duly executed copy of each Loan Document. Each Loan Document which is to be recorded in the public records shall be in form suitable for recording.

            (b) Collateral Accounts. Each of the Collateral Accounts shall have been established with the Cash Management Bank and funded to the extent required under Article III.

            (c) Opinions of Counsel. Lender shall have received (i) a New York legal opinion in substantially the form of Exhibit B-1, (ii) a legal opinion with respect to the laws of the state in which the Property is located, in substantially the form of Exhibit B-2, and (iii) a bankruptcy nonconsolidation opinion in substantially the form of Exhibit B-3 with respect to each Person owning at least a 49% direct or indirect equity interest in Borrower, if applicable, any Single-Purpose Equityholder and any affiliated property manager, and (iv) a Delaware legal opinion in substantially the form of Exhibit B-4.

            (d) Organizational Documents. Lender shall have received all documents reasonably requested by Lender relating to the existence of Borrower, the validity of the Loan Documents and other matters relating thereto, in form and substance satisfactory to Lender, including:

            (i) Authorizing Resolutions. A certified copy of the resolutions of its board of managers approving and adopting the Loan Documents to be executed by Borrower and authorizing the execution and delivery thereof.

            (ii) Organizational Documents. Certified copies of the organizational documents of Borrower and, if applicable, any Single-Purpose Equityholder (including any certificate of formation, certificate of limited partnership, certificate of incorporation, operating agreement, limited partnership agreement or by-laws), in each case together with all amendments thereto.

            (iii) Certificates of Good Standing or Existence. Certificates of good standing or existence for Borrower and, if applicable, any Single-Purpose Equityholder issued as of a recent date by its state of organization and by the state in which the Property is located.

            (e) Lease; Material Agreements. Lender shall have received true and complete copies of all Leases and all Material Agreements.

            (f) Lien Search Reports. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches conducted by a search firm acceptable to Lender with respect to the Property and Borrower (including Borrower's immediate predecessor, if any), such searches to be conducted in such locations as Lender shall have requested.

            (g) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date either before or after the execution and delivery of this Agreement.

            (h) No Injunction. No Legal Requirement shall exist, and no litigation shall be pending or threatened, which in the good faith judgment of Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loan or the consummation of the Transaction.

            (i) Representations. The representations in this Agreement and in the other Loan Documents shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on such date.

            (j) Estoppel Letters.

            (i) Lender shall have received estoppel letters in form and substance satisfactory to Lender from Tenants occupying, in the aggregate, not less than 90% of the aggregate occupied rentable square feet in the Property, which estoppel letters shall include estoppel letters from the Tenants under each Major Lease.

            (ii) Borrower shall have received an estoppel certificate or certificates relating to the Condominium Documents, from such parties and in such form and substance as shall be satisfactory to Lender.

            (k) No Material Adverse Effect. No event or series of events shall have occurred which Lender reasonably believes has had or is reasonably likely to have a Material Adverse Effect.

            (l) Transaction Costs. Borrower shall have paid all Transaction Costs (or provided for the direct payment of such Transaction Costs by Lender from the proceeds of the Loan).

            (m) Insurance. Lender shall have received certificates of insurance on ACORD Form 28, demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in this Agreement. Such certificates shall indicate that Lender and its successors and assigns are named as additional insured on each liability policy, and that each casualty policy and rental interruption policy contains a loss payee and mortgagee endorsement in favor of Lender, its successors and assigns.

            (n) Title. Lender shall have received a marked, signed commitment to issue, or a pro-forma version of, a Qualified Title Insurance Policy in respect of the Property, listing only such exceptions as are reasonably satisfactory to Lender.

            (o) Permits; Certificate of Occupancy. Lender shall have received a copy of all Permits necessary for the use and operation of the Property and the certificate(s) of occupancy, if required, for the Property, all of which shall be in form and substance reasonably satisfactory to Lender.

            (p) Engineering Report. Lender shall have received a current Engineering Report with respect to the Property, which report shall be in form and substance reasonably satisfactory to Lender.

            (q) Environmental Report. Lender shall have received an Environmental Report (not more than six months old) with respect to the Property which discloses no material environmental contingencies with respect to the Property.

            (r) Qualified Survey. Lender shall have received a Qualified Survey with respect to the Property in form and substance reasonably satisfactory to Lender.

            (s) Appraisal. Lender shall have obtained an Appraisal of the Property satisfactory to Lender.

            (t) Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

            (u) Financial Information. Lender shall have received financial information relating to the Sponsor, Borrower and the Property which is satisfactory to Lender.

            (v) Annual Budget. Lender shall have received the 2005 Annual Budget with respect to the Property.

            (w) Additional Matters. Lender shall have received such other certificates, opinions, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

                                   ARTICLE IX
                                  MISCELLANEOUS

            9.1. Successors. Except as otherwise provided in this Agreement, whenever in this Agreement any of the parties to this Agreement is referred to, such reference shall be deemed to include the successors and permitted assigns of such party. All covenants, promises and agreements in this Agreement contained, by or on behalf of Borrower, shall inure to the benefit of Lender and its successors and assigns.

            9.2. GOVERNING LAW.

            (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER OR THE SPONSOR ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY ACTION IN RESPECT OF THE CREATION, PERFECTION OR ENFORCEMENT OF A LIEN OR SECURITY INTEREST CREATED PURSUANT TO ANY LOAN DOCUMENTS NOT GOVERNED BY THE LAWS OF THE STATE OF NEW YORK) MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK. BORROWER AND THE SPONSOR HEREBY (i) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND (ii) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

            9.3. Modification, Waiver in Writing. Neither this Agreement nor any other Loan Document may be amended, changed, waived, discharged or terminated, nor shall any consent or approval of Lender be granted hereunder, unless such amendment, change, waiver, discharge, termination, consent or approval is in writing signed by Lender.

            9.4. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section and given at least twenty (20) days prior to the effective date of such change of address):

            If to Lender:

                  Archon Financial, L.P.
                  600 East Las Colinas Boulevard, Suite 800
                  Irving, TX 75039
                  Attention: Michael Forbes
                  Facsimile No.: (972) 368-3499
            with copies to:

                  Goldman Sachs Mortgage Company
                  85 Broad Street, 11th Floor
                  New York, New York 10004
                  Attention: Brodi Jackson
                  Facsimile No.: (212) 346-3594

            and:

                  Goldman Sachs Mortgage Company
                  85 Broad Street
                  New York, New York  10004
                  Attention: Leo Huang
                  Facsimile No.: (212) 902-1691

            and

                  Cadwalader, Wickersham & Taft LLP
                  One World Financial Center
                  New York, New York 10281
                  Attention: Steven M. Herman, Esq.
                  Facsimile No.: (212) 504-6666

            If to Borrower:

                  731 Retail One LLC
                  c/o Alexander's, Inc.
                  888 Seventh Avenue
                  New York, New York 10019
                  Attention: Wendy Silverstein
                  Facsimile No.: (212) 899-7073

            with a copy to:

                  Sullivan & Cromwell LLP
                  125 Broad Street
                  New York, New York 10004
                  Attention: Gary Israel, Esq.
                  Facsimile No.: (212) 558-3588

All notices, elections, requests and demands under this Agreement shall be effective and deemed received upon the earliest of (i) the actual receipt of the same by personal delivery or otherwise, (ii) one (1) Business Day after being deposited with a nationally recognized overnight courier service as required above, (iii) three (3) Business Days after being deposited in the United States mail as required above, or (iv) on the day sent if sent by facsimile with confirmation on or before 5:00 p.m. New York time on any Business Day or on the next Business Day if so delivered after

5:00 p.m. New York time or on any day other than a Business Day. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, election, request, or demand sent.

            9.5. TRIAL BY JURY. LENDER, BORROWER AND THE SPONSOR, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY LENDER, BORROWER AND THE SPONSOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY LENDER, BORROWER AND THE SPONSOR.

            9.6. Headings. The Article and Section headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            9.7. Assignment and Participation.

            (a) Except as explicitly set forth in Sections 2.1 and 2.2, Borrower may not sell, assign or transfer any interest in the Loan Documents or any portion thereof (including Borrower's rights, title, interests, remedies, powers and duties hereunder and thereunder).

            (b) Lender and each assignee of all or a portion of the Loan shall have the right from time to time in its discretion to sell one or more of the Notes or any interest therein (an "Assignment") and/or sell a participation interest in one or more of the Notes (a "Participation"). Borrower agrees reasonably to cooperate with Lender, at Lender's request and expense, in order to effectuate any such Assignment or Participation. In the case of an Assignment, (i) each assignee shall have, to the extent of such Assignment, the rights, benefits and obligations of the assigning Lender as a "Lender" hereunder and under the other Loan Documents, (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to an Assignment, relinquish its rights and be released from its obligations under this Agreement, and (iii) one Lender shall serve as agent for all Lenders and shall be the sole Lender to whom notices, requests and other communications shall be addressed and the sole party authorized to grant or withhold consents hereunder on behalf of the Lenders (subject, in each case, to appointment of a Servicer, pursuant to Section 9.22, to receive such notices, requests and other communications and/or to grant or withhold consents, as the case may be) and to be the sole Lender to designate the account to which payments shall be made by Borrower to the Lenders hereunder. Goldman Sachs Mortgage Company shall maintain, or cause to be maintained, as agent for Borrower, a register at 85 Broad Street, New York, New York or such other address as it shall notify Borrower in writing, on which it shall enter the name or names of the registered owner or owners from time to time of the Notes. Borrower agrees that upon effectiveness of any Assignment of any Note in part, Borrower will promptly provide to the assignor and the assignee separate promissory notes in the amount of their respective interests (but, if applicable, with a notation thereon that it is given in substitution for and replacement of an original Note or any replacement thereof), and otherwise in the form of such Note, upon return of the Note then being replaced. The assigning Lender shall notify in writing each of the other Lenders of any Assignment. Each potential or actual assignee, participant or investor in a Securitization, and each Rating Agency, shall be entitled to receive all information received by Lender under this Agreement, subject to such assignee, participant or investor in a Securitization keeping all such information Confidential. After the effectiveness of any Assignment, the party conveying the Assignment shall provide notice to Borrower and each Lender of the identity and address of the assignee. Notwithstanding anything in this Agreement to the contrary, after an Assignment, the assigning Lender (in addition to the assignee) shall continue to have the benefits of any indemnifications contained in this Agreement which such assigning Lender had prior to such assignment with respect to matters occurring prior to the date of such assignment. Notwithstanding anything to the contrary contained herein, Lender agrees that regardless of any replacement of the Note with two or more replacement Notes, Borrower shall only be required to deal with Lender or one Servicer for any approvals, requests, deliveries or other matters set forth in this Agreement or the other Loan Documents.

            9.8. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            9.9. Preferences. Lender shall have no obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower pursuant to this Agreement, the Notes or any other Loan Document. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder and under the Loan Documents. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any portion thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or portion thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

            9.10. Remedies of Borrower. If a claim is made that Lender or its agents have unreasonably delayed acting or acted unreasonably in any case where by law or under this Agreement, the Notes, the Mortgage or the other Loan Documents, any of such Persons has an obligation to act promptly or reasonably, Borrower agrees that no such Person shall be liable for any monetary damages (except if, pursuant to a final judgment, it is determined that such Person acted in bad faith or willful malfeasance), and Borrower's sole remedy shall be limited to commencing an action seeking specific performance, injunctive relief and/or declaratory judgment.

            9.11. Offsets, Counterclaims and Defenses. All payments made by Borrower hereunder or under the other Loan Documents shall be made irrespective of, and without any deduction for, any setoffs or counterclaims. Borrower waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with the Notes, this Agreement, the other Loan Documents or the Indebtedness, but Borrower may bring a separate claim against Lender. Any assignee of Lender's interest in the Loan shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Loan.

            9.12. No Joint Venture. Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Property other than that of mortgagee or lender.

            9.13. Conflict; Construction of Documents. In the event of any conflict between the provisions of this Agreement and the provisions of the Notes, the Mortgage or any of the other Loan Documents, the provisions of this Agreement shall prevail.

            9.14. Brokers and Financial Advisors. Borrower and Sponsor each represent that they have dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower and Sponsor each agree, jointly and severally, to indemnify and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated in this Agreement. The provisions of this Section 9.14 shall survive the expiration and termination of this Agreement and the repayment of the Indebtedness.

            9.15. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            9.16. Estoppel Certificates. Borrower agrees at any time and from time to time, to execute, acknowledge and deliver to Lender, within ten Business Days after receipt of Lender's written request therefor, a statement in writing setting forth (A) the Principal Indebtedness, (B) the date on which installments of interest and/or principal were last paid, (C) any offsets or defenses to the payment of the Indebtedness, (D) that the Notes, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (E) that neither Borrower nor, to Borrower's knowledge, Lender, is in default under the Loan Documents (or specifying any such default), and (F) such other matters as Lender may reasonably request. Any prospective purchaser of any interest in a Loan shall be permitted to rely on such certificate.

            9.17. Payment of Expenses; Mortgage Recording Taxes. Borrower shall reimburse Lender upon receipt of written notice from Lender for (i) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with the origination of the Loan, including legal fees and disbursements, accounting fees, and the costs of the Appraisal, the Engineering Report, the Qualified Title Insurance Policy, the Qualified Survey, the Environmental Report and any other third-party diligence materials; (ii) all reasonable out-of-pocket costs and expenses incurred by Lender (or any of its affiliates) in connection with (A) monitoring Borrower's ongoing performance of and compliance with Borrower's agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including confirming compliance with environmental and insurance requirements, (B) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or by Lender, (C) filing and recording fees and expenses and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents, (D) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents or any Collateral, and (E) obtaining any Rating Confirmation required or requested by Borrower hereunder; and (iii) all actual out-of-pocket costs and expenses (including, if the Loan has been securitized, special servicing fees) incurred by Lender (or any of its affiliates) in connection with the enforcement of any obligations of Borrower, or a Default by Borrower, under the Loan Documents, including any actual or attempted foreclosure, deed-in-lieu of foreclosure, refinancing, restructuring or workout and any insolvency or bankruptcy proceedings.

            9.18. No Third-Party Beneficiaries. This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower, and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender, and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof, and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

            9.19. Recourse.

            (a) Except as set forth in Section 9.19(b), in the Environmental Indemnity, in the Cooperation Agreement, in Section 9.14, no recourse shall be had for the Indebtedness against any affiliate of Borrower or any officer, director, partner or equityholder of Borrower or any such affiliate and recourse to Borrower shall be limited to the Liens of Lender on the Property and the other Collateral.

            (b) Borrower and the Sponsor (as evidenced by the Sponsor's signature below) agree to jointly and severally indemnify Lender and hold Lender harmless from and against any and all Damages to Lender (including the legal and other expenses of enforcing the obligations of the Borrower and the Sponsor under this Section 9.19) resulting from or arising out of any of the following (the "Indemnified Liabilities"):

            (i) any intentional physical Waste with respect to the Property committed by Borrower, the Sponsor or any of their respective affiliates;

            (ii) any fraud or intentional misrepresentation committed by Borrower, the Sponsor or any of their respective affiliates;

            (iii) the misappropriation or misapplication by Borrower, the Sponsor or any of their respective affiliates of any funds (including misappropriation or misapplication of Revenues, security deposits and/or Loss Proceeds and the violation of the last sentence of Section 5.7(d));

            (iv) any Transfer of Collateral, voluntary or collusive Lien on Collateral, or Change of Control which is prohibited hereunder;

            (v) any breach by Borrower or the Sponsor of any representation or covenant regarding environmental matters contained in this Agreement or in the Environmental Indemnity Agreement;

            (vi) the intentional failure (whether by act or omission) of Borrower, at any time, to be a Single-Purpose Entity; and

            (vii) the occurrence of any filing by Borrower under the Bankruptcy Code or any joining or colluding by Borrower or any of its affiliates (including Sponsor) in the filing of an involuntary case in respect of Borrower under the Bankruptcy Code.

            (c) The liability of the Sponsor and Borrower under Section 9.19(b) shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other Person, nor against the Collateral, and shall not be impaired or limited by any event, including, without limitation, the following events, in each case whether occurring with or without notice to the Sponsor or with or without consideration:

            (i) any extensions of time for performance required by any of the Loan Documents or any extension or renewal of the Notes;

            (ii) any sale, assignment or foreclosure of the Notes, the Mortgage or any of the other Loan Documents or any sale or transfer of any or all of the Property;

            (iii) any Assumption or any other change in the composition of Borrower including the withdrawal or removal of the Sponsor from any current or future position of ownership, management or control of Borrower, except as provided in Section 2.2(iii);

            (iv) the accuracy or inaccuracy of the representations made by Borrower in any of the Loan Documents;

            (v) the release of Borrower or of any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act or otherwise; or

            (vi) the modification of the terms of any one or more of the Loan Documents.

The Sponsor acknowledges that Lender would not make the Loan but for the personal liability undertaken by the Sponsor in this Agreement. The Sponsor agrees that it shall not demand or accept any payment from Borrower in respect of any amounts owing or paid by the Sponsor hereunder until one year and one day after such time as the Indebtedness shall have been paid in full.

            (d) The foregoing limitations on personal liability shall in no way impair or constitute a waiver of the validity of the Notes, the Indebtedness secured by the Collateral, or the Liens on the Collateral, or the right of Lender, as mortgagee or secured party, to foreclose and/or enforce its rights with respect to the Collateral after an Event of Default. Nothing in this Agreement shall be deemed to be a waiver of any right which Lender may have under the United States Bankruptcy Code to file a claim for the full amount of the debt owing to Lender by Borrower or to require that all Collateral shall continue to secure all of the Indebtedness owing to Lender in accordance with the Loan Documents. Lender may seek a judgment on the Note (and, if necessary, name Borrower in such suit) as part of judicial proceedings to foreclose under the Mortgage or to foreclose pursuant to any other Loan Documents, or as a prerequisite to any such foreclosure or to confirm any foreclosure or sale pursuant to power of sale thereunder, and in the event any suit is brought on the Notes, or with respect to any Indebtedness or any judgment rendered in such judicial proceedings, such judgment shall constitute a Lien on and will be and can be enforced on and against the Collateral and the rents, profits, issues, products and proceeds thereof. Nothing in this Agreement shall impair the right of Lender to accelerate the maturity of the Note upon the occurrence of an Event of Default, nor shall anything in this Agreement impair or be construed to impair the right of Lender to seek personal judgments, and to enforce all rights and remedies under applicable law, jointly and severally against any guarantors to the extent allowed by any applicable guarantees. The provisions set forth in this Section 9.19 are not intended as a release or discharge of the obligations due under the Note or under any Collateral Documents, but are intended as a limitation, to the extent provided in this Section, on Lender's right to sue for a deficiency or seek a personal judgment against Borrower or Sponsors.

            9.20. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, Lender may from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), set-off and appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by Lender (including branches, agencies or affiliates of Lender wherever located) to or for the credit or the account of Borrower against the obligations and liabilities of Borrower to Lender hereunder, under the Notes, the other Loan Documents or otherwise, irrespective of whether Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto.

            9.21. Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of (a) the existence, quality, adequacy or suitability of Appraisals of the Property or other Collateral, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender's rights under the Loan Documents, and shall not render Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof.

            9.22. Servicer. Lender may delegate any and all rights and obligations of Lender hereunder and under the other Loan Documents to the Servicer upon notice by Lender to Borrower, whereupon any notice or consent from the Servicer to Borrower, and any action by Servicer on Lender's behalf, shall have the same force and effect as if Servicer were Lender.

            9.23. Prior Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN, INCLUDING ANY TERM SHEETS, CONFIDENTIALITY AGREEMENTS AND COMMITMENT LETTERS, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                         [NO FURTHER TEXT ON THIS PAGE]

            Lender and Borrower are executing this Agreement as of the date first above written.

                                   LENDER:

                                   ARCHON FINANCIAL, L.P.,
                                   a Delaware limited partnership

                                   By: ARCHON Financial, L.L.C.,
                                       a Delaware limited liability company,
                                       its general partner

                                       By: /s/ Mark Buono
                                          --------------------------------
                                          Name:  Mark Buono
                                          Title: Vice President

                               BORROWER:

                               731 RETAIL ONE LLC,
                               a Delaware limited liability company

                               By: 731 Commercial LLC,
                                   a Delaware limited liability company,
                                   its sole member

                                   By: 731 Commercial Holding LLC,
                                       a Delaware limited liability company,
                                       its sole member

                                       By: Alexander's, Inc.,
                                           a Delaware corporation,
                                           its sole member

                                           By: /s/ Joseph Macnow
                                               ---------------------------------
                                               Name:  Joseph Macnow
                                               Title: Executive Vice President
                                                      Finance and Administration

FOR PURPOSES OF SECTION 9.14 AND 9.19 ONLY.

SPONSOR:

ALEXANDERS, INC.,
a Delaware corporation

By: /s/ Joseph Macnow
    ----------------------------------
    Name:  Joseph Macnow
    Title: Executive Vice President
           Finance and Administration